EXHIBIT 2.1

Agreement and plan of merger

by and among

BERRY PETROLEUM COMPANY,

BACCHUS HOLDCO, INC.

BACCHUS MERGER SUB, INC.

LINNCO, LLC,

LINN ACQUISITION COMPANY, LLC

and

LINN ENERGY, LLC

Dated as of February 20, 2013

TABLE OF CONTENTS

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- ii -

- iii -

SECTION 8.14	Interpretation	84
SECTION 8.15	Definitions	85

- iv -

AGREEMENT AND PLAN OF MERGER

                        This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 20, 2013, is by and among Berry Petroleum Company, a Delaware corporation (the “Company”), Bacchus HoldCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“HoldCo”), Bacchus Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Bacchus Merger Sub”), LinnCo, LLC, a Delaware limited liability company (“LinnCo”), Linn Acquisition Company, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of LinnCo (“LinnCo Merger Sub”), and Linn Energy, LLC, a Delaware limited liability company (“Linn”).

WITNESSETH:

                        WHEREAS, the parties intend that (a) at the HoldCo Effective Time, Bacchus Merger Sub shall be merged with and into the Company pursuant to the HoldCo Merger, with (i) each outstanding share of Company Common Stock being converted into one share of HoldCo Common Stock and (ii) the Company surviving as a direct wholly owned subsidiary of HoldCo, and (b) after the HoldCo Merger and prior to the LinnCo Effective Time, the Company shall be converted from a Delaware corporation to a Delaware limited liability company pursuant to the Company Conversion, in each case as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement;

                        WHEREAS, the parties further intend that, following the Conversion, (a) at the LinnCo Effective Time, HoldCo shall be merged with and into LinnCo Merger Sub pursuant to the LinnCo Merger, with (i) each outstanding share of HoldCo Common Stock being converted into the right to receive 1.25 newly issued LinnCo Common Shares and (ii) LinnCo Merger Sub surviving as a direct wholly owned subsidiary of LinnCo, and (b) after the LinnCo Merger, all of the outstanding limited liability company interests in LinnCo Merger Sub shall be contributed to Linn in exchange for newly issued Linn Units pursuant to the Contribution and Issuance, in each case as more fully described in this Agreement and on the terms and subject to the conditions set forth in this Agreement;

                        WHEREAS, the Board of Directors of the Company has (a) unanimously determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the HoldCo Merger, the Conversion and the LinnCo Merger and (c) resolved to recommend adoption of this Agreement by the stockholders of the Company;

                        WHEREAS, the respective Boards  of Directors of HoldCo and Bacchus Merger Sub have (a) unanimously determined that it is in the best interests of HoldCo and Bacchus Merger Sub, respectively, and their respective sole stockholders, and declared it advisable, to enter into this Agreement and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the HoldCo Merger and the Conversion;

                        WHEREAS, the Board of Directors of LinnCo has (a) unanimously determined that it is in the best interests of LinnCo and its shareholders, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the LinnCo Merger and the Contribution and Issuance, (c) declared advisable the LinnCo Amendments and (d) resolved to recommend approval of the issuance of LinnCo Common Shares in the LinnCo Merger (the “LinnCo Issuance”) and the approval of the LinnCo Amendments and the Contribution by the shareholders of LinnCo;

                        WHEREAS, LinnCo, as the sole member of LinnCo Merger Sub has (a) determined that it is in the best interests of LinnCo Merger Sub, and declared it advisable, to enter into this Agreement and (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the LinnCo Merger;

                        WHEREAS, the Board of Directors of Linn has (a) unanimously determined that it is in the best interests of Linn and its members, and declared it advisable, to enter into this Agreement, (b) approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Contribution and Issuance and (c) resolved to recommend approval of the Issuance by the members of Linn;

                        WHEREAS, for U.S. federal income tax purposes, it is intended that (a) each of (i) the HoldCo Merger and the Company Conversion, taken together, and (ii) the LinnCo Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a separate “plan of reorganization” for each Merger within the meaning of Treasury Regulation Section 1.368-2(g) for purposes of Sections 354 and 361 of the Code; and (b) the issuance of Linn Units to LinnCo pursuant to the Contribution and Issuance will qualify as an exchange to which Section 721(a) of the Code applies; and

                        WHEREAS, the Company, HoldCo and Bacchus Merger Sub (collectively, the “Company Parties”), on the one hand, and LinnCo, LinnCo Merger Sub and Linn (collectively, the “Linn Parties”), on the other hand, desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

                        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I.

THE transactions

Section 1.1            The Mergers; The Conversion; The Contribution and Issuances.

(a)                The HoldCo Merger.

(i)                 At the HoldCo Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), Bacchus Merger Sub shall be merged with and into the Company (the “HoldCo Merger”), whereupon the separate corporate existence of Bacchus Merger Sub shall cease, and the Company shall continue its existence under Delaware law as the surviving corporation in the HoldCo Merger and a direct wholly owned subsidiary of HoldCo.

(ii)               On the Closing Date, the Company and Bacchus Merger Sub shall file with the Secretary of State of the State of Delaware a certificate of merger (the “HoldCo Certificate of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL in order to effect the HoldCo Merger.  The HoldCo Merger shall become effective at such time as the HoldCo Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed among the parties and specified in the HoldCo Certificate of Merger in accordance with the relevant provisions of the DGCL (such date and time is referred to herein as the “HoldCo Effective Time”).

(b)               The Conversion.

(i)                 On the Closing Date, following the HoldCo Effective Time and prior to the LinnCo Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Company shall be converted from a Delaware corporation to a Delaware limited liability company (the “Company Conversion”) and each corporate Subsidiary of the Company shall convert to a limited liability company (the “Subsidiary Conversions” and collectively with the Company Conversion, the “Conversion”).

(ii)               On the Closing Date, the Company shall file with the Secretary of State of the State of Delaware one or more certificates of conversion (each, a “Certificate of Conversion”) and one or more certificates of formation (each, a “Certificate of Formation”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL and the DLLCA to effect the Conversion.  The Conversion shall become effective at such time as the applicable Certificate of Conversion and Certificate of Formation has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed among the parties and specified in the Certificate of Conversion and Certificate of Formation in accordance with the relevant provisions of the DGCL and the DLLCA; provided  that such date and time must be after the HoldCo Effective Time and prior to the LinnCo Effective Time (such date and time is referred to herein as the “Conversion Effective Time”).

(c)                The LinnCo Merger.

(i)                 On the Closing Date, following the Conversion Effective Time, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL and DLLCA, HoldCo shall be merged with and into LinnCo Merger Sub (the “LinnCo Merger” and together with the HoldCo Merger, the “Mergers”), whereupon the separate corporate existence of HoldCo shall cease, and LinnCo Merger Sub  shall continue its existence under Delaware law as the surviving company in the LinnCo Merger.  LinnCo Merger Sub is sometimes referred to herein as the “Surviving Company”.

(ii)               On the Closing Date, LinnCo and HoldCo shall file with the Secretary of State of the State of Delaware a certificate of merger (the “LinnCo Certificate of Merger” and together with the HoldCo Certificate of Merger, the “Certificates of Merger”), executed in accordance with, and containing such information as is required by, the relevant provisions of the DGCL and DLLCA in order to effect the LinnCo Merger.  The LinnCo Merger shall become effective at such time as the LinnCo Certificate of Merger has been filed with the Secretary of State of the State of Delaware or at such other, later date and time as is agreed among the parties and specified in the LinnCo Certificate of Merger in accordance with the relevant provisions of the DGCL and DLLCA; provided  that such date and time must be after the Conversion Effective Time (such date and time is referred to herein as the “LinnCo Effective Time”).

(d)               The Contribution and Issuance.

(i)                 On the Closing Date, following the LinnCo Effective Time, LinnCo shall contribute all of the outstanding equity interests in the Surviving Company to Linn (the “Contribution”) in exchange for the issuance by Linn to LinnCo of a number of newly issued Linn Units equal to the greater of (1) the aggregate number of LinnCo Common Shares issuable pursuant to Section 2.1(b)(i) (including the Excess Merger Shares sold pursuant to Section 2.1(e)) and Section 2.3(c) and (2) the number of Linn Units as is necessary to cause LinnCo to own no less than one-third (1/3rd) of all of the outstanding Linn Units following the Contribution (the “Issuance”).  As a result of the Contribution, the Company shall become an indirect wholly owned subsidiary of Linn. If, between the date of this Agreement  and the Issuance, the outstanding shares of Company Common Stock, LinnCo Common Shares or Linn Units shall have  been changed into a different number of shares or units or a different class of shares or units by  reason of any equity dividend or distribution, subdivision, reorganization, reclassification, recapitalization, equity split, reverse  equity split, combination or exchange  of shares or units, or any similar event shall have  occurred, then the number of Linn Units to be issued in the Issuance pursuant to clause (1) of this Section 1.1(d)(i) shall  be  equitably  adjusted, without duplication, to proportionally  reflect such  change; provided  that nothing in this Section 1.1(d)(i) shall be construed  to permit any Company

Party or any Linn Party to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(ii)               The Linn Parties shall cause the Contribution and Issuance to be consummated on the Closing Date after the LinnCo Effective Time by executing an assignment and assumption agreement or other instrument of transfer or conveyance (in each case, in form and substance reasonably acceptable to the parties hereto) to (A) sell, transfer and convey to Linn all of the outstanding equity interests in the Surviving Company and by issuing to LinnCo evidence of ownership of the Linn Units issued in the Issuance and (B) to assume all liabilities of HoldCo and the Company to which LinnCo or the Surviving Company succeeds.

Section 1.2            Closing.

   The closing of the Transactions  (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 811 Main Street,  Suite 3700, Houston, Texas at 10:00 a.m., local time, on the fifth business day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other place, date and time as the parties may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

Section 1.3            Effects of the Mergers.

   The effects of the Mergers  shall be as provided in this Agreement and in the applicable provisions of the DGCL  and DLLCA.  Without limiting the generality of the foregoing, and subject thereto, (a) at the HoldCo Effective Time, all of the property, rights, privileges, powers and franchises of Bacchus Merger Sub shall vest in the Company as the surviving corporation in the HoldCo Merger, and all debts, liabilities and duties of Bacchus Merger Sub shall become the debts, liabilities and duties of the Company, as provided under the DGCL, and (b) at the LinnCo Effective Time, all of the property, rights, privileges, powers and franchises of HoldCo, including all of the outstanding equity interests in the Company, shall vest in the Surviving Company, and all debts, liabilities and duties of HoldCo shall become the debts, liabilities and duties of the Surviving Company, as provided under the DGCL and DLLCA.

Section 1.4            Organizational Documents.

(a)                At the HoldCo Effective Time, the certificate of incorporation and bylaws of the Company shall be the certificate of incorporation and bylaws of the surviving corporation in the HoldCo Merger.

(b)               At the Conversion Effective Time, the certificate of formation and limited liability company agreement of the Company (the “Company LLC Agreement”) shall be as set forth in Annex A and Annex B, respectively, until thereafter amended in accordance with the provisions thereof and applicable Law.

(c)                At the LinnCo Effective Time, the certificate of formation of LinnCo Merger Sub shall be the certificate of formation of the Surviving Company, until thereafter amended in accordance with the provisions thereof and applicable Law.  At the LinnCo Effective Time, the limited liability company agreement of LinnCo Merger Sub shall be the limited liability company agreement of the Surviving Company, until thereafter amended in accordance with the provisions thereof and applicable Law.

(d)               In the event that the LinnCo Amendments shall have been approved by the LinnCo shareholders, at the LinnCo Effective Time, the limited liability company agreement of LinnCo shall be amended as set forth in Annex C.

Section 1.5            Directors.

(a)                Subject to applicable Law, (i) the directors of the Company immediately prior to the HoldCo Effective Time shall be, as of the Holdco Effective Time, the directors of the surviving corporation in the HoldCo Merger and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal and (ii) the directors of LinnCo immediately prior to the LinnCo Effective Time shall be, as of the LinnCo Effective Time, the directors of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b)               Subject to applicable Law, the Board of Directors of Linn shall take such actions as are necessary to appoint, effective as of the LinnCo Effective Time, at least one member of the Board of Directors of the Company prior to the HoldCo Effective Time to serve either on the Board of Directors of Linn or the Board of Directors of LinnCo.

Section 1.6            Officers.

.  The officers of the Company immediately prior to the HoldCo Effective Time shall be the officers of the surviving corporation in the HoldCo Merger and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.  The officers of LinnCo immediately prior to the LinnCo Effective Time shall be, as of the LinnCo Effective Time, the officers of the Surviving Company and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Article II.

CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES

Section 2.1            Effect on Capital Stock or Common Shares.

(a)                Effect of HoldCo Effective Time.  At the HoldCo Effective Time, by virtue of the HoldCo Merger and without any action on the part of the Company, HoldCo, Bacchus Merger Sub or the  holder  of  any  shares of Company Common Stock, shares of HoldCo Common Stock or shares of Bacchus Merger Sub Common Stock:

(i)                 Conversion of Bacchus Merger Sub Common Stock.  Each share of Bacchus Merger Sub common stock, par value $0.01 per share (“Bacchus Merger Sub Common Stock”), issued and outstanding immediately prior to the HoldCo Effective Time shall automatically be converted into and become one share of common stock of the Company as the surviving corporation in the Holdco Merger.

(ii)               Cancellation of Certain Company Common Stock.  Each share  of  Company Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and each share of Company Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and together with the Class A Common Stock, “Company Common Stock”), that is owned or held  in treasury  by the Company and  each share  of  Company Common Stock issued and outstanding immediately  prior  to the HoldCo Effective Time that is owned by LinnCo, Linn or any of their respective Subsidiaries shall no longer be outstanding and shall automatically be cancelled and shall cease to exist  (the  “Cancelled Shares”), and no consideration shall be delivered in exchange therefor.

(iii)             Cancellation of Certain HoldCo Common Stock.  Each share of HoldCo Class A common stock, par value $0.01 per share (“HoldCo Class A Common Stock”), and each share of HoldCo Class B common stock, par value $0.01 per share (“HoldCo Class B Common Stock” and together with the HoldCo Class A Common Stock “HoldCo Common Stock”), that is owned or held by the Company shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iv)             Conversion of Company Common Stock.  Each share of Class A Common Stock issued and outstanding immediately prior to the HoldCo Effective Time, other  than any Cancelled Shares and other than any Dissenting Shares,  shall be converted automatically into the right to receive one share of HoldCo Class A Common Stock. Each share of Class B Common Stock issued and outstanding immediately prior to the HoldCo Effective Time, other than any Cancelled Shares and other than any Dissenting Shares, shall be converted automatically into the right to receive one share of HoldCo Class B Common Stock.

(v)               Effect of Conversion of Company Common Stock. All of the  shares of  Company Common Stock converted into the shares of HoldCo Common Stock pursuant to this Article  II  shall no longer  be  outstanding  and  shall automatically be cancelled and shall cease to exist as of the  HoldCo Effective Time, and uncertificated shares of Company Common Stock represented by  book-entry  form (“Company Book-Entry Shares”) and each certificate  that, immediately  prior to the HoldCo Effective Time, represented any  such shares of Company Common Stock (a “Company Certificate”) shall thereafter  represent only  the shares of HoldCo Common Stock into which the shares of Company Common Stock represented by such Company Book-Entry Shares or Company Certificate have been converted pursuant to this Section 2.1.

(b)               Effect of LinnCo Effective Time.  At the LinnCo Effective Time, by virtue of the LinnCo Merger and without any action on the part of LinnCo Merger Sub, HoldCo or the holder of any limited liability company interest in LinnCo Merger Sub or shares of HoldCo Common Stock:

(i)                 Conversion of HoldCo Common Stock.  Subject to the other provisions of this Article II, each share of HoldCo Common Stock issued and outstanding immediately prior to the LinnCo Effective Time, other than any Dissenting Shares, shall be converted automatically into and shall thereafter represent the right to receive 1.25 (the “Exchange Ratio”) newly issued LinnCo Common Shares (the “Merger Consideration”).

(ii)               Effect of Conversion of HoldCo Common Stock. All of the shares of HoldCo Common Stock converted into the right to receive  the  Merger Consideration pursuant to this Article  II shall no longer be outstanding and shall automatically  be cancelled and shall cease to exist as of the LinnCo Effective Time, and uncertificated shares of HoldCo Common Stock represented by book-entry form (“HoldCo Book-Entry Shares” and together with Company Book-Entry Shares, “Book-Entry Shares”) and each certificate that, immediately prior to the LinnCo Effective Time, represented any such shares of HoldCo Common Stock (a “HoldCo Certificate” and together with a Company Certificate, a “Certificate”) shall thereafter  represent only the  right to receive the Merger Consideration and the Fractional Share Cash Amount into which the shares of HoldCo Common Stock represented by such  HoldCo Book-Entry Shares or HoldCo Certificates  have  been converted pursuant to this Section 2.1, as well as any Fractional Share Cash Amount payable in accordance with Section 2.1(e) and dividends or other distributions to which holders of Book-Entry Shares or Certificates become entitled in accordance with Section 2.2(e).

(c)                Shares of Dissenting  Stockholders.  Notwithstanding anything in this Agreement to the contrary,  any issued  and outstanding shares of Company Common Stock or Holdco Common Stock held by a person (a  “Dissenting  Stockholder”) who has not voted in favor of, or consented to, the adoption of this Agreement and has complied with all the provisions of the DGCL concerning the right of holders of shares of Company Common Stock to demand appraisal of their shares (the  “Appraisal Provisions”) of  Company Common Stock or Holdco Common Stock, as applicable (such shares, the “Dissenting Shares”), to the extent the Appraisal Provisions are applicable, shall not be converted into the right to receive shares of HoldCo Common Stock as set forth in Section 2.1(a)(iv) or the Merger Consideration as set forth in Section 2.1(b)(i), as applicable, but instead shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder  pursuant to the procedures set forth in Section 262 of the  DGCL. If such Dissenting  Stockholder withdraws its demand for appraisal or fails to perfect or otherwise loses its right of appraisal, in any case pursuant to the DGCL, each of such  Dissenting  Stockholder’s shares of Company Common Stock or Holdco Common Stock, as the case may be, shall thereupon be deemed to have  been converted into and to have  become, as of  the LinnCo Effective Time, the right to receive  shares of HoldCo Common Stock as set forth in Section 2.1(a)(iv) that were thereafter converted into the right to receive the Merger Consideration as set forth in Section 2.1(b)(i).  The Company shall  give LinnCo prompt notice of  any demands  for  appraisal of shares received by  any Company Party, withdrawals of such demands and any other  instruments served  pursuant to Section 262 of the DGCL and shall  give  LinnCo the opportunity  to participate in all negotiations and proceedings with respect thereto.  No Company Party shall, without the prior written consent of LinnCo, make any payment with respect to, or settle or offer to settle, any such demands.

(d)               Certain Adjustments.   If, between the date of this Agreement and the LinnCo Effective Time, the outstanding shares of Company Common Stock or LinnCo Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any  stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse  stock split, combination or exchange  of shares, or any  similar  event shall have  occurred, then the Exchange  Ratio shall  be  equitably  adjusted, without duplication, to proportionally  reflect such  change; provided  that nothing in this Section 2.1(d) shall be construed  to permit any Company Party or any Linn Party to take  any  action with respect to its securities that is prohibited by  the  terms of this Agreement.

(e)                No Fractional Shares.   No fractional LinnCo Common Shares shall be issued in connection with the LinnCo Merger, no certificates or  scrip representing  fractional LinnCo Common Shares shall be delivered upon the conversion  of  HoldCo Common Stock pursuant to Section 2.1(b)(i), and  such fractional share  interests shall not entitle the owner  thereof  to vote or  to any  other  rights of a  holder  of  LinnCo Common Shares.  Notwithstanding any  other  provision of this Agreement,  each holder  of  shares of HoldCo Common Stock converted pursuant to the LinnCo Merger who would otherwise  have  been entitled to receive  a  fraction of a  LinnCo Common Share (after  aggregating  all shares represented by  the  Certificates and  Book-Entry  Shares delivered by  such holder)  shall receive from the Escrow Agent, in lieu thereof  and upon surrender  thereof, a cash  payment (without interest)  in an amount representing such holder’s proportionate interest in the net proceeds from the sale by the Escrow Agent on behalf of all such holders of LinnCo Common Shares that would otherwise be issued (the “Excess Merger Shares”).  The sale of the Excess Merger Shares by the Escrow Agent shall be executed on a national securities exchange, including the NASDAQ Stock Market LLC (the “NASDAQ”).  Until the net proceeds of such sale or sales have been distributed to such holders of HoldCo Common Stock, the Escrow Agent shall hold such proceeds in trust for such holders (the “Fractional Share Trust”).  LinnCo shall pay all commissions, transfer taxes and other out-of-pocket transaction costs incurred in connection with such sale of the Excess Merger Shares.  The Escrow Agent shall determine the portion of the Fractional Share Trust to which each holder of HoldCo Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Fractional Share Trust by a fraction, the numerator of which is the amount of fractional interests to which such holder of HoldCo Common Stock is entitled and the denominator of which is the aggregate amount of fractional interests to which all holders of HoldCo Common Stock are entitled.  As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of HoldCo Common Stock in lieu of fractional interests, the Escrow Agent shall make available such amounts to such holders of HoldCo Common Stock (the “Fractional Share Cash Amount”).  Any such sale shall be made within ten business days or such shorter period as may be required by applicable Law after the Effective Time.  No such holder  shall be entitled to distributions, voting  rights or any  other  rights in respect of any fractional LinnCo Common Share.

Section 2.2            Exchange  of Certificates.

(a)                Appointment of Exchange Agent.  LinnCo shall appoint a bank or trust company that is reasonably acceptable to the Company to act as exchange agent (the “Exchange Agent”) for the payment of the Merger Consideration and shall enter into an agreement relating to the Exchange Agent’s responsibilities under this Agreement.

(b)               Deposit of Merger Consideration.  As of the LinnCo Effective Time, LinnCo shall deposit or cause to be deposited with the Exchange Agent, for the benefit of holders of

Certificates or evidence of Book-Entry Shares, for exchange in accordance with this Article II,  evidence  of  LinnCo  Common Shares  in book-entry  form  (and/or certificates representing  such LinnCo Common Shares, at LinnCo’s election)  representing the number  of  LinnCo Common Shares sufficient to deliver  the  aggregate  Merger  Consideration (including any Excess Merger Shares to be sold pursuant to Section 2.1(e)) (such certificates, together  with any  dividends or distributions with respect thereto, the “Exchange  Fund”).

(c)                Exchange  Procedures.  As soon as reasonably  practicable  after  the LinnCo Effective Time and in any  event within five business days of the  Closing  Date, LinnCo and the Surviving Company shall cause  the  Exchange  Agent to mail to each holder  of  record of shares of  Company Common Stock whose shares were converted pursuant to Section 2.1(a)(iv) into shares of HoldCo  Common Stock in the HoldCo Merger and whose shares of HoldCo Common Stock were subsequently converted pursuant to Section 2.1(b)(i) into the right to receive  the  Merger Consideration (A)  a  letter  of  transmittal (which shall specify  that delivery  shall be effected,  and risk of loss and title to the  Certificates shall pass, only  upon delivery  of  the  Certificates to the Exchange  Agent and shall be in such form and have  such other  provisions as the parties may  reasonably  agree  upon prior  to the  LinnCo Effective Time)  (the  “Letter  of Transmittal”)  and (B) instructions for  use  in effecting  the  surrender  of  Certificates or Book-Entry Shares in exchange  for  the  Merger  Consideration,  the  Fractional Share  Cash Amount and any dividends or other  distributions to which such holder of Certificates or Book-Entry  Shares becomes  entitled in accordance  with Section 2.2(e).

(d)               Surrender of Certificates or Book-Entry Shares. Upon surrender  of Certificates or Book-Entry Shares to the Exchange  Agent together  with a  Letter  of  Transmittal, duly  completed and validly  executed in accordance  with the instructions thereto, and such other  documents as may  customarily  be  required by  the  Exchange  Agent, the holder  of  such Certificates or Book-Entry  Shares shall be entitled to receive  in exchange  therefor the Merger  Consideration deliverable in respect of the shares represented by  such Certificates or Book-Entry Shares pursuant to this Agreement, together  with the Fractional Share  Cash Amount and any  dividends or other  distributions to which such holder of Certificates  or  Book-Entry Shares becomes  entitled in accordance  with Section 2.2(e).  In the event of a transfer  of ownership of shares of Company Common Stock that is not registered in the transfer  or  stock records of the Company or of HoldCo  Common Stock that is not registered in the transfer or stock records of HoldCo, any  cash to be paid upon, or LinnCo Common Shares to be issued upon, due surrender  of  the  Certificate  or Book-Entry  Share  formerly  representing  such shares of Company Common Stock or HoldCo Common Stock may  be  paid or issued, as the case  may  be, to such a transferee  if  such Certificate  or Book-Entry  Share  is presented to the Exchange  Agent, accompanied by  all documents required to evidence  and effect such transfer  and to evidence  that any  applicable  stock transfer  or  other  similar  Taxes have  been paid or are  not applicable.  No interest shall be paid or shall accrue  on the cash payable  upon surrender  of any  Certificate  or Book-Entry  Share. Until surrendered as  contemplated by this Section 2.2, each Certificate  and Book-Entry  Share  shall be deemed at any  time  after  the  LinnCo Effective Time to represent only  the right to receive, with respect to Certificates and Book-Entry Shares, upon such surrender, the Merger Consideration deliverable in respect of the shares represented by  such Certificates or Book-Entry  Shares pursuant to this Agreement, together  with the Fractional Share  Cash Amount and any  dividends or other distributions to which such holder of Certificates or Book-Entry  Shares becomes  entitled in accordance with Section 2.2(e).

(e)                Treatment of Unexchanged Shares.  No dividends  or  other  distributions, if any,  with a record date  after  the  LinnCo Effective Time with respect to LinnCo Common Shares, shall be paid to the holder  of  any  unsurrendered Book-Entry Shares or Certificate until such holder  shall surrender  such Book-Entry Shares or Certificates in accordance  with this Section 2.2.  After  the  surrender  in accordance  with this Section 2.2 of such Book-Entry Shares or Certificates, the holder  thereof  shall be entitled to receive  (in addition to the Merger  Consideration and the Fractional Share  Cash Amount payable to such holder  pursuant to this Article  II)  any  such dividends or other  distributions, without any interest thereon, which theretofore  had become  payable  with respect to the LinnCo Common Shares to be issued in exchange for such Book-Entry Shares or Certificates.

(f)                No Further  Ownership Rights in Exchanged Shares.  The shares of HoldCo Common Stock delivered in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock and the LinnCo Common Shares delivered  in accordance  with the terms of this Article  II  upon  conversion of any  shares of HoldCo  Common Stock, together with the payment of any Fractional Share Cash Amounts, shall be deemed to have  been delivered and  paid in full satisfaction of all rights pertaining  to such shares of Company Common Stock and shares of HoldCo Common Stock, respectively.  From and  after  the  LinnCo Effective Time, (i)  all holders of Certificates and Book-Entry  Shares shall cease  to have  any  rights as stockholders of the Company or HoldCo other  than the right to receive  the  Merger  Consideration into which the shares represented by  such Certificates or Book-Entry  Shares have  been  converted pursuant to this Agreement upon the surrender  of  such Certificate  or  Book-Entry  Share  in accordance  with Section 2.2(d)  (together with the Fractional Share  Cash Amount and any  dividends or other  distributions to which such Certificates or Book-Entry  Shares become  entitled  in accordance  with Section 2.2(e)), without interest, and (ii)  the  stock  transfer  books of the Company shall be closed with respect to all shares of Company Common Stock outstanding  immediately  prior  to the HoldCo Effective Time and the stock transfer books of HoldCo shall be closed with respect to all shares of HoldCo Common Stock outstanding immediately prior to the LinnCo Effective Time.  From  and after  the  LinnCo Effective Time,  the  stock transfer  books  of  HoldCo  shall be closed, and there  shall be no further  registration  of  transfers on the stock transfer  books of the  Surviving  Company  of shares of HoldCo  Common Stock that were  outstanding  immediately  prior  to the LinnCo Effective Time.  If, after  the LinnCo Effective Time, any  Certificates or Book-Entry  Shares formerly  representing shares of Company Common Stock or HoldCo Common Stock are  presented to the Surviving  Company or the Exchange  Agent for  any  reason, such Certificates or Book-Entry  Shares shall be cancelled and exchanged as provided in this Article  II, subject to applicable  Law in the case  of  Dissenting Shares.

(g)               Termination of Exchange  Fund.  Any  portion of the  Exchange  Fund (including  any  interest or other  amounts received  with respect thereto)  that  remains unclaimed by, or otherwise  undistributed to, the holders of Certificates  and Book-Entry  Shares for  180 days after  the LinnCo Effective Time shall be delivered to LinnCo, upon demand, and  any  holder  of Certificates or Book-Entry  Shares who has not theretofore  complied with this Article  II  shall thereafter  look only  to LinnCo (subject to abandoned property, escheat or  other  similar  Laws), as  general creditors  thereof, for  satisfaction of its claim for Merger  Consideration, any Fractional Share Cash Amount and any  dividends  and distributions which such holder  has the right to receive  pursuant to this Article  II without any  interest thereon.

(h)               No  Liability.  None of  the parties or the Exchange  Agent shall be liable  to any  person in respect of any  portion of the  Exchange  Fund or the Merger  Consideration delivered to a public  official pursuant to any  applicable  abandoned property, escheat or similar  Law.   Notwithstanding any  other  provision of this Agreement, any portion of the  Merger  Consideration or the  Fractional Share Cash Amounts to be paid in accordance  with this Article  II that remains undistributed to the holders of Certificates and Book-Entry  Shares  as of the  second anniversary  of  the LinnCo Effective Time (or  immediately  prior  to such earlier  date  on which the Merger Consideration or such cash would otherwise  escheat to or become  the  property  of  any Governmental Entity), shall, to the extent permitted by  applicable  Law, become  the  property  of the Surviving  Company,  free  and clear  of  all claims or interest of any  person previously  entitled thereto.

(i)                 Withholding  Rights.  LinnCo, the Surviving  Company  and the Exchange  Agent (without duplication)  shall be entitled to deduct and withhold from the consideration otherwise  payable  to any  holder  of  a  Certificate  or  Book-Entry  Share  pursuant to this Agreement such amounts as may  be  required to be deducted  and withheld with respect to the making  of  such payment  under  applicable  Tax  Law.  Any  amounts so deducted, withheld and paid over  to the appropriate  Taxing  Authority  shall be treated for  all purposes of this Agreement as having been paid to the holder  of  the  Certificate  or  Book-Entry  Share  in respect of whom such deduction or withholding was made.

(j)                 Lost Certificates.   If  any  Certificate  shall have  been lost, stolen or destroyed, upon the making  of  an affidavit of that  fact by  the  person  claiming  such Certificate  to be lost, stolen or destroyed and, if required by  LinnCo  or  the  Exchange  Agent, the posting  by such person of a  bond in such amount as LinnCo or  the  Exchange  Agent  may  determine  is reasonably  necessary  as indemnity  against any  claim that may  be  made  against it or the Surviving  Company  with respect to such Certificate, the Exchange  Agent  (or, if subsequent to the termination of the  Exchange  Fund and subject to Section 2.2(g),  the Surviving Company) shall deliver, in exchange  for  such  lost, stolen or destroyed Certificate, the Merger  Consideration, any Fractional Share Cash Amount and any dividends and distributions deliverable  in respect thereof  pursuant to this Agreement.

Section 2.3            Company  Stock  Options  and  Other  Stock Awards.

(a)                As part of the Transactions, each option to purchase shares of Company Common Stock (recognizing and taking into account that each share of Company Common Stock will, at the HoldCo Effective Time, be converted into a share of HoldCo Common Stock in accordance with Section 2.1 of this Agreement) granted pursuant to a Company Stock Plan that is outstanding immediately prior to the HoldCo Effective Time (each, a “Company Option”) shall, as of the LinnCo Effective Time, be converted into an option (an “Adjusted Option”) to purchase, on the same terms and conditions as were applicable to such Company Option immediately prior to the HoldCo Effective Time, (i) a number of units representing limited liability company interests in Linn (“Linn Common Units”) (rounded down to the nearest whole unit) equal to the product determined by multiplying (A) the number of shares of Company Common Stock subject to such Company Option immediately prior to the HoldCo Effective Time by (B) the Exchange Ratio and by (C) the LinnCo/Linn Exchange Ratio, (ii) at an exercise price per Linn Common Unit (rounded up to the nearest whole cent) equal to the quotient determined by dividing (A) the per share exercise price for the shares of Company Common Stock subject to such Company Option immediately prior to the HoldCo Effective Time by (B) the product determined by multiplying (1) the Exchange Ratio by (2) the LinnCo/Linn Exchange Ratio.  For purposes of this Agreement, the “LinnCo/Linn Exchange Ratio” shall be equal to the average of the closing prices of one LinnCo Common Share on the NASDAQ Global Select Market on the last five full trading days prior to the Closing Date divided by the average of the closing prices of one Linn Common Unit on the NASDAQ Global Select Market on the last five full trading days prior to the Closing Date.  The terms of each Adjusted Option shall include the provisions set forth on Section 2.3(a) of the Company Disclosure Schedule.

(b)         As part of the Transactions, each award of restricted stock units in respect of shares of Company Common Stock (each, a “Company RSU Award”) (recognizing and taking into account that each share of Company Common Stock will, at the HoldCo Effective Time, be converted into a share of HoldCo Common Stock in accordance with Section 2.1 of this Agreement) granted under a Company Stock Plan (excluding any Company RSU Award held by a current or former non-employee director of the Company and excluding any performance-based Company RSU Award) that is outstanding and unvested as of the HoldCo Effective Time shall be converted as of the LinnCo Effective Time into a restricted unit award (an “Adjusted RSU Award”) in respect of the number of Linn Common Units (rounded to the nearest whole unit) equal to the product determined by multiplying (i) the number of shares of Company Common Stock subject to the Company RSU Award immediately prior to the HoldCo Effective Time by (ii) the Exchange Ratio and by (iii) the LinnCo/Linn Exchange Ratio, with each Adjusted RSU Award to continue to be subject to the same terms and conditions as were applicable to the related Company RSU Award immediately prior to the HoldCo Effective Time.  The terms of each Adjusted RSU Award shall include the provisions set forth on Section 2.3(b) of the Company Disclosure Schedule.

(c)                As part of the Transactions, each Company RSU Award (recognizing and taking into account that each share of Company Common Stock will, at the HoldCo Effective Time, be converted into a share of HoldCo Common Stock in accordance with Section 2.1 of this Agreement) granted under a Company Stock Plan that (i) is vested as of the Holdco Effective Time, (ii) is held by a current or former non-employee director (including any Company RSU Award outstanding under the Company Deferred Compensation Plan), or (iii) is a performance-based Company RSU Award shall be converted as of the LinnCo Effective Time into the right to receive a number of LinnCo Common Shares (rounded to the nearest whole share) equal to the product obtained by multiplying (A) the number of shares of Company Common Stock subject to the Company RSU Award immediately prior to the HoldCo Effective Time by (B) the Exchange Ratio.  LinnCo shall deliver the LinnCo Common Shares converted pursuant to the immediately preceding sentence no later than five business days following the LinnCo Effective Time. For purposes of this Section 2.3(c), each performance-based Company RSU Award that is outstanding immediately prior to the Holdco Effective Time shall be deemed to have been earned at the target level as specified in the applicable award agreement.

(d)               Prior to the LinnCo Effective Time, the Company Board of Directors and/or the appropriate committee thereof shall adopt resolutions providing for the treatment of the Company Options and Company RSU Awards (collectively, the “Company Stock Awards”) as contemplated by this Section 2.3.  As of the LinnCo Effective Time, Linn shall file one or more appropriate registration statements (on Form S-3 or Form S-8, or any successor or other appropriate forms) with respect to Linn Common Units underlying Adjusted Options and Adjusted RSU Awards held by individuals who are employees or consultants of the Company and its subsidiaries immediately following the LinnCo Effective Time.

Section 2.4            Further Assurances.

   If at any time before or after the LinnCo Effective Time, any party reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Mergers, the Conversion, the Contribution and the Issuance (collectively, the “Principal Transactions”) or any other transaction contemplated by this Agreement (together with the Principal Transactions, the “Transactions”) or to carry out the purposes and intent of this Agreement at or after the LinnCo Effective Time, then the parties and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.

Article III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company SEC Documents filed prior to the date hereof (excluding any disclosures set forth in any such Company SEC Document in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the disclosure schedule delivered by the Company to LinnCo immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), the Companyrepresents and warrants to the Linn Parties as follows:

Section 3.1            Qualification, Organization, Subsidiaries, etc.

(a)                The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.  Each of the Company’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Company Material Adverse Effect.  Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary governmental approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)               The Company has made available prior to the date of this Agreement a true and complete copy of the Company’s certificate of incorporation and bylaws (collectively, the “Company Organizational Documents”), and the certificate of incorporation, bylaws, limited partnership agreement, limited liability company agreement or comparable constituent or organizational documents for each Subsidiary of the Company, in each case, as amended through the date hereof.

Section 3.2            Capital Stock.

(a)                The authorized capital stock of the Company consists of 100,000,000 shares of Company Class A Common Stock, 3,000,000 shares of Company Class B Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”).  As of February 15, 2013, (i) 52,546,120 shares of Company Class A Common Stock were issued and outstanding, (ii) 1,763,866 shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Class A Common Stock were held in treasury, (iv) no shares of Company Class B Common Stock were held in treasury, (v) no shares of Company Preferred Stock were issued or outstanding, and (vi) 3,900,000 shares of Company Class A Common Stock were reserved for issuance under the Company Stock Plans, of which amount (A) 1,204,464 shares of Company Class A Common Stock were subject to outstanding Company RSU Awards (determined based on the “target amount,” with respect to any Company RSU Awards that contain performance based vesting conditions) and (B) 1,387,592 shares of Company Class A Common Stock are issuable upon the exercise of outstanding Company Options.  All outstanding shares of Company Common Stock are, and shares of Company Common Stock reserved for issuance with respect to Company Stock Awards, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(b)               Except as set forth in Section 3.2(a) (and other than the shares of Company Common Stock issuable pursuant to the terms of outstanding Company Stock Awards), there are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (i) obligating the Company or any of its Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or (E) make any payment to any person the value of which is derived from or calculated based on the value of Company Common Stock or Company Preferred Stock, or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries.  No Subsidiary of the Company owns any shares of capital stock of the Company.

(c)                Neither the Company nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d)               There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries.

(e)                The Company or a Subsidiary of the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Except for equity interests in the Company’s Subsidiaries and for the interests described in Section 3.2(e) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person).  Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest in, any person.

Section 3.3            Corporate Authority Relative to this Agreement; No Violation.

(a)                Each Company Party has the requisite corporate power and authority to execute and deliver this Agreement and each other document to be entered into by such Company Party in connection with the Transactions (together with this Agreement, the “Company Transaction Documents”) and, subject to the adoption of this Agreement and the approval of the Mergers by the holders of a majority of the shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”), the adoption of this Agreement by the Company as the sole stockholder of HoldCo and by HoldCo as the sole stockholder of Bacchus Merger Sub and the approval of the Conversion and the Company LLC Agreement by HoldCo as the sole stockholder of the Company following the HoldCo Effective Time, to consummate the Transactions.  The execution and delivery of this Agreement and the other Company Transaction Documents and the consummation of the Transactions have been duly and validly authorized by the Board of Directors of each Company Party and, except for the Company Stockholder Approval, the adoption of this Agreement by the Company as the sole stockholder of HoldCo and by HoldCo as the sole stockholder of Bacchus Merger Sub prior to the HoldCo Effective Time, and the approval of the Conversion and the Company LLC Agreement by HoldCo as the sole stockholder of the Company following the HoldCo Effective Time, no other corporate proceedings on the part of any Company Party or vote of any Company Party’s stockholders are necessary to authorize the consummation of the Transactions.  The Board of Directors of the Company has unanimously (i) resolved to recommend that the Company’s stockholders adopt this Agreement (the “Company Recommendation”), (ii) determined that this Agreement and the Mergers are advisable and fair to and in the best interests of the Company’s stockholders, (iii) approved this Agreement and the Mergers, and (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the Company’s stockholders.  Each of the Company Transaction Documents has been duly and validly executed and delivered by the Company Parties that are party thereto and, assuming each such Company Transaction Document constitutes the legal, valid and binding agreement of the counterparty thereto, each of the Company Transaction Documents constitutes the legal, valid and binding agreement of each such Company Party and is enforceable against such Company Party in accordance with its terms, except as such enforcement may be subject to (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other Laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Remedies Exceptions”).  It is the Company’s understanding as of the date hereof that all directors and executive officers of the Company intend to vote in favor of the Company Approvals.

(b)               Other than in connection with or in compliance with (i) the filing of the Certificates of Merger, the Certificates of Conversion and the Certificates of Formation with the Secretary of State of the State of Delaware, (ii) the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (iii) the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (iv) applicable state securities, takeover and “blue sky” Laws, (v) the rules and regulations of the New York Stock Exchange (“NYSE”), (vi) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and any antitrust, competition or similar Laws outside of the United States, and (vii) the approvals set forth in Section 3.3(b) of the Company Disclosure Schedule (collectively, the “Company Approvals”), and, subject to the accuracy of the representations and warranties of the Linn Parties in Section 4.2(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any United States, state of the United States or foreign governmental or regulatory agency, commission, court, body, entity or authority (each, a “Governmental Entity”) is necessary, under applicable Law, for the consummation by the Company Parties of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions or that, if not obtained or made, would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)                The execution and delivery by the Company Parties of this Agreement do not, and (assuming the Company Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”) other than Permitted Liens, in each case, upon any of the properties or assets of the Company or any of its

Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended or restated, of the Company or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4            Reports and Financial Statements.

(a)                The Company and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2011 (all such documents and reports filed or furnished by the Company or any of its Subsidiaries, the “Company SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Company SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(b)               The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents (the “Company Financial Statements”) (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

(c)                As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the Company SEC Documents.

Section 3.5            Internal Controls and Procedures.

   The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company’s  disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011,  and such assessment concluded that such controls were effective.  The Company’s management assessment of the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2012 pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act has not resulted in any conclusion on or prior to the date hereof that such controls were not effective.

Section 3.6            No Undisclosed Liabilities.

   There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (including the notes thereto) except for (i) liabilities or obligations disclosed and provided for in the balance sheets included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations incurred since September 30, 2012 in the ordinary course of business, (iv) liabilities or obligations that have been discharged or paid in full, and (v) liabilities or obligations that have  not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7            Compliance with Law; Permits.

(a)                The Company and its Subsidiaries are in compliance with, and are not in default under or in violation of, any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, settlement or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Since January 1, 2011, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)               The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Company Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits or to have filed such tariffs, reports, notices or other documents would not have, individually or in the aggregate, a Company Material Adverse Effect.  All Company Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not have, individually or in the aggregate, a Company Material Adverse Effect.  The Company and each of its Subsidiaries is in compliance with the terms and requirements of all Company Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

(c)                Each of the Company and its Subsidiaries and, to the knowledge of the Company, each third-party operator of any of the Oil and Gas Interests of the Company and its Subsidiaries (with respect to such interests) is, and since January 1, 2011 has been, in compliance with applicable Laws and Orders, except where the failure to be in compliance would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d)               Except where the failure to be in compliance would not have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2011, (i) none of the Company or any Subsidiary of the Company nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Subsidiary of the Company, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or any material concerns from employees of the Company or any Subsidiary of the Company regarding questionable accounting or auditing matters with respect to the Company or any Subsidiary of the Company, and (ii) no attorney representing the Company or any Subsidiary of the Company, whether or not employed by the Company or any Subsidiary of the Company, has reported in writing evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, any Subsidiary of the Company or any of their respective officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof, or to the General Counsel or Chief Executive Officer of the Company.

Section 3.8            Environmental Laws and Regulations.

   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:  (i) there are no investigations, actions, suits or proceedings (whether administrative or judicial) pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any person or entity whose liability the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and, to the knowledge of the Company, there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding, (ii) the Company and its Subsidiaries and, to the knowledge of the Company, each third-party operator of any of the Oil and Gas Interests of the Company and its Subsidiaries (with respect to such interests) are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2010  have been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by the Company or any of its Subsidiaries, or to the knowledge of the Company, as a result of any operations or activities of their contractors or other third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to the Company or its Subsidiaries, (iv) none of the Company and its Subsidiaries and, to the knowledge of the Company, any third-party operator of any of the Oil and Gas Interests of the Company and its Subsidiaries (with respect to such interests) and any predecessor of any of them, is subject to any Order or any indemnity obligation (other than asset retirement obligations, plugging and abandonment obligations and other reserves of the Company set forth in the Company Reserve Reports that have been provided to LinnCo prior to the date of this Agreement) or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases, and (v) none of the Company and its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of Law).

Section 3.9            Employee Benefit Plans.

(a)                Section 3.9(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan.  For purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by the Company or any Subsidiary, or to which the Company or any Subsidiary contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of the Company or any of its Subsidiaries.

(b)               With respect to the material Company Benefit Plans, each to the extent applicable, correct and complete copies of the following have been delivered or made available to LinnCo by the Company: (i) all material Company Benefit Plans (including all amendments and attachments thereto); (ii) written summaries of any material Company Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance contracts or other funding arrangements; (v) the two most recent annual reports (Form 5500) filed with the Internal Revenue Service (the “IRS”); (vi) the most recent determination letter from the IRS; (vii) the most recent summary plan description and any summary of material modifications thereto; and (viii) all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation (the “PBGC”), the Department of Labor, or any other Governmental Entity since January 1, 2012.  Except as specifically provided in the foregoing documents delivered or made available to LinnCo, there are no material amendments to any material Company Benefit Plans that have been adopted or approved nor has the Company or any of its

Subsidiaries undertaken to make any such material amendments or to adopt or approve any new material Company Benefit Plans.

(c)                Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (ii) all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the Company.

(d)               Section 3.9(d) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Qualified Plans”).  The IRS has issued a favorable determination letter with respect to each Qualified Plan and its related trust, such determination letter has not been revoked (nor, to the knowledge of the Company, has revocation been threatened), and there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Qualified Plan or the related trust or increase the costs relating thereto.  No trust funding any Company Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(e)                None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

(f)                None of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and, except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company and its Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

(g)               Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to the Company’s knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company with respect to any Company Benefit Plan, the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans.

(h)               Neither the Company nor any of its Subsidiaries, has sponsored or has any material obligation with respect to any employee benefit plan that provides for any post-

employment or post-retirement medical or life insurance benefits for retired, former or current employees or beneficiaries or dependents thereof, except as required by applicable Law or pursuant to post-termination continuation provisions not in excess of three years set forth in employment agreements or severance arrangements that are Company Benefit Plans.

(i)                 The Company is not party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(j)                 The consummation of the Transactions will not, either alone or in combination with another event, except as provided under this Agreement or as required by applicable Law (i) entitle any current or former employee, director, consultant or officer of the Company or any of its Subsidiaries to severance pay or accrued pension benefit or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, director, consultant or officer, or (iii) trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan.

(k)               The consummation of the Transactions will not, either alone or in combination with another event, result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).  No Company Benefit Plan provides for the gross-up or reimbursement of Taxes under Section 4999 of the Code or otherwise.

Section 3.10        Absence of Certain Changes or Events.

(a)                From September 30, 2012 through the date of this Agreement, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of the Company or any Subsidiary of the Company have undertaken any action that would be prohibited by clauses (A), (B), (C), (D), (E), (F), (G), (H), (J), (K), (L), (M), (P) or (Q) of Section 5.1(b) of this Agreement if such section were in effect at all times since September 30, 2012.

(b)               Since September 30, 2012, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Company Material Adverse Effect.

Section 3.11        Investigations; Litigation.

   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge of the Company, threatened) by any Governmental Entity with respect to the Company or any of its Subsidiaries, (b) there are no actions, suits (or, to the knowledge of the Company, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity relating to potential violations of Law pending (or, to the knowledge of the Company, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties and (c)

there are no orders, judgments or decrees of any Governmental Entity against the Company or any of its Subsidiaries.

Section 3.12        Information Supplied.

   The information supplied or to be supplied by the Company in writing expressly for inclusion in the registration statement on Form S-4 to be filed by LinnCo in connection with the issuance of LinnCo Common Shares in the LinnCo Merger (the “Form S-4”) shall not, at the time the Form S-4 is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by any Linn Party in writing expressly for inclusion therein.  The information supplied or to be supplied by the Company in writing expressly for inclusion in the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) relating to the Company Stockholders’ Meeting, the LinnCo Shareholders’ Meeting and the Linn Members’ Meeting included in the Form S-4 will not, at the time the Joint Proxy Statement/Prospectus is first mailed to the stockholders of the Company, the shareholders of LinnCo or the members of Linn, as applicable, and at the time of any meeting of Company stockholders, LinnCo shareholders or Linn members to be held in connection with the Mergers and the Contribution and Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by the Linn Parties in writing expressly for inclusion therein.  The Form S-4 and the Joint Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by the Company in writing expressly for inclusion therein but excluding any portion thereof based on information supplied  by the Linn Parties in writing expressly for inclusion therein, with respect to which no representation or warranty is made by the Company) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

Section 3.13        Regulatory Matters.

(a)                The Company is not (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)               All natural gas pipeline Systems and related facilities constituting the Company’s and its Subsidiaries’ properties are (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 3.14        Tax Matters.

(a)                Except as would not have, individually or in the aggregate, a Company Material Adverse Effect:

(i)                 (A) The Company and each of its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii)               (A) No deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries, and (C) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii)             There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries other than Permitted Liens.

(iv)             Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v)               No claim has been made by any Taxing Authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi)             Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii)           Neither the Company nor any of its Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which the Company or any Subsidiary is or was the common parent, and neither the Company nor any of its Subsidiaries has any liability for Taxes of any other person (other than Taxes of the Company or any Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(viii)         Within the last two years, neither the Company nor any of its Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

(b)               Neither the Company nor any of its Subsidiaries is aware of any fact, or has taken or agreed to take any action that would reasonably be expected to prevent or impede (i)(A) the HoldCo Merger and the Company Conversion, taken together, or (B) the LinnCo Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) the issuance of Linn Units to LinnCo pursuant to the Contribution and Issuance from qualifying as an exchange to which Section 721(a) of the Code applies.

Section 3.15        Employment and Labor Matters.

    As of the date hereof, neither the Company nor any of its Subsidiaries is, or since December 31, 2009 has been, a party to any collective bargaining agreement, labor union contract, or trade union agreement (each a “Collective Bargaining Agreement”), and no employee is represented by a labor organization for purposes of collective bargaining with respect to the Company or any of its Subsidiaries.   To the knowledge of the Company, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries.  As of the date hereof, no Collective Bargaining Agreement is being negotiated by the Company or, to the knowledge of the Company, any of its Subsidiaries.  As of the date hereof, there is no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, that may interfere in any material respect with the business activities of the Company and  its Subsidiaries taken as a whole.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there is no pending charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of the Company or any of its Subsidiaries is a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company has complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by the Company pursuant to any workplace safety and insurance/workers’ compensation Laws.

Section 3.16        Intellectual Property.

(a)                Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses valid rights to use, free and clear of Liens other than Permitted Liens, all trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, trade secrets and other intellectual property rights necessary to their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the knowledge of the Company, threatened claims by any person alleging infringement, misappropriation or other violation by the Company or any of its Subsidiaries of any intellectual property rights of any person, (ii) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation, infringement or misappropriation by others of the Company’s or any its Subsidiaries’ rights to or in connection with the Company Intellectual Property, and (iv) to the knowledge of the Company, no person is infringing, misappropriating or otherwise violating any Company Intellectual Property.

(b)               Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have implemented (i) commercially reasonable measures, consistent with industry standards, to protect the confidentiality, integrity and security of the IT Assets (and all information and transactions stored or contained therein or transmitted thereby), and (ii) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures, as well as a commercially reasonable business continuity plan, in each case consistent with customary industry practices.

Section 3.17        Properties.

(a)                Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in the Company Reserve Reports as attributable to interests owned by the Company and its Subsidiaries, except for such Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2012 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Oil and Gas Lease to which the Company or any of its Subsidiaries is a party is valid and in full force and effect, (ii) none of the Company or any of its Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease, and (iii) none of the Company or any of its Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that the Company or any of its Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b)               Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) either the Company or a Subsidiary of the Company has good and valid title to each material real property (and each real property at which material operations of the Company or any of its Subsidiaries are conducted) owned by the Company or any Subsidiary (but excluding the Oil and Gas Interests of the Company), other than the Company Real Property Leases (such owned property collectively, the “Company Owned Real Property”) and (ii) either the Company or a Subsidiary of the Company has a good and valid leasehold interest in each material lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of the Company or any of its Subsidiaries are conducted) (but excluding the Oil and Gas Interests of the Company) (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Company Real Property Leases), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business.   Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (A) each Company Real Property Lease is valid, binding and in full force and effect, subject to the Remedies Exceptions and (B) no uncured default of a material nature on the part of the Company or, if applicable, its Subsidiary or, to the knowledge of the Company, the landlord thereunder, exists under any Company Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Company Real Property Lease.

(c)                Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Company Owned Real Property or the Company Leased Real Property that would reasonably be expected to adversely affect the existing use of such Company Owned Real Property or the Company Leased Real Property by the Company or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among the Company and its Subsidiaries or among the Company’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Company Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of the Company Owned Real Property by the Company in the operation of its business thereon, and (iii) neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Company Owned Real Property or Company Leased Real Property that would reasonably be expected to adversely affect the existing use of such Company Owned Real Property or Company Leased Real Property by the Company or its Subsidiaries in the operation of its business thereon.

(d)               Except as would not be material to the Company and its Subsidiaries, taken as a whole, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of the Company and its Subsidiaries are being received by them in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

(e)                All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of the Company and its Subsidiaries or otherwise associated with an Oil and Gas Interest of the Company or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws except, in each case, as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f)                All Oil and Gas Interests operated by the Company and its Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law, except where the failure to so operate would not have, individually or in the aggregate, a Company Material Adverse Effect.

(g)               None of the material Oil and Gas Interests of the Company or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions, except for any such preferential purchase, consent or similar rights that would not have, individually or in the aggregate, a Company Material Adverse Effect.

(h)               None of the Oil and Gas Interests of the Company or its Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 3.18        Insurance.

   The Company and its Subsidiaries maintain insurance in such amounts and against such risks substantially as the Company believes to be customary for the industries in which it and its Subsidiaries operate and as the management of the Company has in good faith determined to be prudent and appropriate.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by the Company or its Subsidiaries.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance  with the terms and provisions of all insurance policies maintained by or on behalf of the Company or any of its Subsidiaries as of the date of this Agreement, and neither the Company nor any of its Subsidiaries is in breach or default under, or has taken any action that would permit termination or material modification of, any material insurance policies.

Section 3.19        Opinion of Financial Advisor.

   The Board of Directors of the Company has received the opinion of Credit Suisse Securities (USA) LLC to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the aggregate number of LinnCo Common Shares to be received collectively by the holders of Company Common Stock in the Mergers pursuant to this Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

Section 3.20        Material Contracts.

(a)                Except for this Agreement, the Company Benefit Plans and agreements filed as exhibits to the Company SEC Documents, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i)                 any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

(ii)               any Contract that (A) expressly imposes any restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other person or acquire or dispose of the securities of another person or (B) contains an exclusivity or “most favored nation” clause that restricts the business of the Company or any of its

Subsidiaries in a material manner, other than those contained in customary oil and gas leases or customary confidentiality agreements;

(iii)             any mortgage, note, debenture, indenture, security agreement, guaranty, pledge or other agreement or instrument evidencing indebtedness for borrowed money or any guarantee of such indebtedness of the Company or any of its Subsidiaries in an amount in excess of $25 million, except any transactions among the Company and its wholly owned subsidiaries or among the Company’s wholly owned Subsidiaries;

(iv)             any Contract that provides for the acquisition, disposition, license, use, distribution or outsourcing of assets, services, rights or properties with a value, or requiring the payment of an annual amount by the Company and its Subsidiaries, in excess of $50 million;

(v)               any joint venture, partnership or limited liability company agreement or other similar Contract relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such Contract solely between the Company and its Subsidiaries or among the Company’s Subsidiaries and other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Interests of the Company;

(vi)             any Contract expressly limiting or restricting the ability of the Company or any of its Subsidiaries to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be;

(vii)           any Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any person other than (A) advances for expenses required under customary joint operating agreements and customary advances to operators of Oil and Gas Interests of the Company not covered by a joint operating agreement or participation agreement or (B) any loan or capital contribution to, or investment in, (1) the Company or one of its wholly owned Subsidiaries, (2) any person (other than an officer, director or employee of the Company or any of its Subsidiaries) that is less than $1 million to such person or (3) any officer, director or employee of the Company or any of its Subsidiaries that is less than $50,000 to such person;

(viii)         any Contract providing for the sale by the Company or any of its Subsidiaries of Hydrocarbons that (A) has a remaining term of greater than 60 days and does not allow the Company or such Subsidiary to terminate it without penalty on 60 days’ notice or less or (B) contains a “take-or-pay” clause or any similar material prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor;

(ix)             any Contract that provides for a call or option on production, or acreage dedication to a gathering, transportation or other arrangement downstream of the wellhead, covering in excess of 20 MMcf (or, in the case of liquids, in excess of 5,000 barrels of oil equivalent) of Hydrocarbons per day over a period of one month  (calculated on a yearly average basis);

(x)               any Oil and Gas Lease that contains express provisions (A) establishing bonus obligations in excess of $5 million that were not satisfied at the time of leasing or signing or (B) providing for a fixed term, even if there is still production in paying quantities;

(xi)             any agreement pursuant to which the Company or any of its Subsidiaries has paid amounts associated with any Production Burden in excess of $5 million during the immediately preceding fiscal year or with respect to which the Company reasonably expects that it will make payments associated with any Production Burden in any of the next three succeeding fiscal years that could, based on current projections, exceed $5 million per year;

(xii)           any agreement which is a joint development agreement, exploration agreement or acreage dedication agreement (excluding, in respect of each of the foregoing, customary joint operating agreements) that either (A) is material to the operation of the Company and its Subsidiaries, taken as a whole, or (B) would reasonably be expected to require the Company and its Subsidiaries to make expenditures in excess of $10 million in the aggregate during the 12-month period following the date hereof;

(xiii)         any acquisition Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than asset retirement obligations, plugging and abandonment obligations and other reserves of the Company set forth in the Company Reserve Reports that have been provided to LinnCo prior to the date of this Agreement), that would reasonably be expected to result in payments after the date hereof by the Company or any of its Subsidiaries in excess of $10 million; or

(xiv)         any material lease or sublease with respect to a Company Leased Real Property.

All contracts of the types referred to in clauses (i) through (xiv) above are referred to herein as “Company Material Contracts.”

(b)               Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract, (ii) to the knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract and (iii) each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 3.21        Reserve Reports.

   The Company has delivered or otherwise made available to LinnCo true and correct copies of all written reports requested or commissioned by the Company or its Subsidiaries and delivered to the Company or its Subsidiaries in writing on or before the date of this Agreement estimating the Company’s and such Subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Company Report Preparer”) concerning the Oil and Gas Interests of the Company and such Subsidiaries as of December 31, 2012  (the “Company Reserve Reports”).    The factual, non-interpretive data provided by the Company and its Subsidiaries to each Company Report Preparer in connection with the preparation of the Company Reserve Reports that was material to such Company Report Preparer’s estimates of the proved oil and gas reserves set forth in the Company Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of the Company Reserve Reports) accurate in all material respects.  The oil and gas reserve estimates of the Company set forth in the Company Reserve Reports are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of the Company at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved.  Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Reports that would have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.22        Derivatives.

   The Company SEC Documents accurately summarize, in all material respects, the outstanding Derivative positions of the Company and its Subsidiaries, including Hydrocarbon and financial Derivative positions attributable to the production and marketing of the Company and its Subsidiaries, as of the dates reflected therein.  Section 3.22 of the Company Disclosure Schedule lists, as of the date of this Agreement, all Derivative Contracts to which the Company or any of its Subsidiaries is a party.

Section 3.23        Finders or Brokers.

   Except for Credit Suisse Securities (USA) LLC, neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions  who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers.

Section 3.24        State Takeover Statutes.

   Assuming the accuracy of the representations set forth in Section 4.18, the Board of Directors of the Company and the Board of Directors of HoldCo have  taken all action necessary to render inapplicable to this Agreement and the Transactions  all potentially applicable state anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company’s and HoldCo’s certificate of incorporation or bylaws.

Section 3.25        No Prior Activities.

   Neither HoldCo nor Bacchus Merger Sub (each, a newly formed entity) has conducted any business or incurred any liabilities or obligations, except those incurred in connection with its organization and with the negotiation of this Agreement, the other Company Transaction Documents and the performance of its obligations hereunder and thereunder and the consummation of the Transactions.

Section 3.26        No Additional Representations.

(a)                The Company acknowledges that no Linn Party makes any representation or warranty as to any matter whatsoever except as expressly set forth in Article IV or in any certificate delivered by LinnCo to the Company in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that no Linn Party makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered or made available to the Company (or any of its affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Linn Parties and their respective Subsidiaries or (ii) the future business and operations of the Linn Parties and their respective Subsidiaries, and the Company has not relied on such information or any other representation or warranty not set forth in Article IV.

(b)               The Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Linn Parties and their respective Subsidiaries and acknowledges that the Company has been provided access for such purposes.  Except for the representations and warranties expressly set forth in Article IV or in any certificate delivered to the Company by LinnCo in accordance with the terms hereof, in entering into this Agreement, the Company has relied solely upon its independent investigation and analysis of the Linn Parties, and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Linn Parties or any of their respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives that are not expressly set forth in Article IV or in any certificate delivered by LinnCo or Linn to the Company, whether or not such representations, warranties or statements were made in writing or orally.  The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered by LinnCo or Linn to the Company, (i) the Linn Parties do not make, and have not made, any representations or warranties relating to themselves or their businesses or otherwise in connection with the Transactions and the Company is not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by the Linn Parties to make any representation or warranty relating to themselves or their business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such party, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article IV.

Article IV.

REPRESENTATIONS AND WARRANTIES OF THE LINN PARTIES

Except as disclosed in the Linn Party SEC Documents filed prior to the date hereof (excluding any disclosures set forth in any such Linn Parties SEC Document in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or in the disclosure schedule delivered by the Linn Parties to  the Company immediately prior to the execution of this Agreement (the “Linn Party Disclosure Schedule”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant if specified therein and such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent), each Linn Party represents  and warrants  to the Company Parties as follows:

Section 4.1            Qualification, Organization, Subsidiaries, Capitalization.

(a)                Each Linn Party is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.  Each of the Linn Party’s Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power or authority would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.  Each Linn Party and its Subsidiaries is duly qualified or licensed, and has all necessary approvals, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified or licensed and in good standing would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(b)               LinnCo is authorized to issue an unlimited number of shares representing equity or voting interests in LinnCo.  As of February 20, 2013, (i) 34,787,500 LinnCo common shares representing limited liability company interests in LinnCo (“LinnCo Common Shares”) were issued and outstanding, (ii) one voting share of LinnCo (the “LinnCo Voting Share” and together with the LinnCo Common Shares, the “LinnCo Shares”) was issued and outstanding and held by Linn and (iii) no LinnCo Shares were held in treasury.  All outstanding LinnCo Shares are, and LinnCo Common Shares issued or reserved for issuance in connection with the LinnCo Merger, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Neither LinnCo nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of LinnCo on any on any matter.  No Subsidiary of LinnCo owns any LinnCo Common Shares.   When issued pursuant to the terms hereof, all outstanding LinnCo Shares constituting any part of the Merger Consideration will be duly authorized, validly issued, fully paid and nonassessable.

(c)                Linn is authorized to issue an unlimited number of units representing equity or voting interests in Linn (each, a “Linn Unit”).  As of February 20, 2013, (i) 235,127,727 Linn Units were issued and outstanding (including restricted Linn Units), (ii) no

Linn Units were held in treasury and (iii) 4,642,805 Linn Units were issuable upon the exercise of outstanding options.  All outstanding Linn Units are, and Linn Units issued or reserved for issuance in connection with the Contribution and Issuance, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Neither Linn nor any of its Subsidiaries has outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the members of Linn on any matter.  As of February 20, 2013, LinnCo owned 34,787,500 Linn Units.  No Subsidiary of Linn owns any Linn Units.  When issued pursuant to the terms hereof, all outstanding Linn Units constituting any part of the Issuance will be duly authorized, validly issued, fully paid and nonassessable.

(d)               There are no outstanding subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which either Linn Party or any of their Subsidiaries is a party (i) obligating either Linn Party or any of their Subsidiaries to (A) issue, transfer, exchange, sell or register for sale any limited liability company interests, shares of capital stock or other equity interests of either Linn Party or any of their Subsidiaries or securities convertible or exchangeable into such limited liability company interests, shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities, exchangeable securities or similar right, agreement or commitment, (C) redeem or otherwise acquire any such limited liability company interests, shares of capital stock or other equity interests, (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (E) make any payment to any person the value of which is derived from or calculated based on the value of LinnCo Shares, Linn Units, or other equity interests of either Linn Party or any of their Subsidiaries or (ii) granting any preemptive or antidilutive or similar rights with respect to any security issued by either Linn Party or any of its Subsidiaries.

(e)                There are no voting trusts or other agreements or understandings to which either Linn Party or any of their Subsidiaries is a party with respect to the voting or registration of the capital stock, limited liability company interest or other equity interest of either Linn Party or any of their Subsidiaries.

(f)                LinnCo or a Subsidiary of LinnCo owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of LinnCo, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Linn or a Subsidiary of Linn owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Linn, free and clear of any preemptive rights and any Liens other than Permitted Liens, and all of such shares of capital stock or other equity interests are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Except for equity interests in Subsidiaries of each of the Linn Parties, none of the Linn Parties nor any of their Subsidiaries owns, directly or indirectly, any equity interest in any person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any person).  Except as set forth in the LinnCo LLC Agreement, none of the Linn Parties or any of their Subsidiaries has any obligation to acquire any equity interest in any person.

Section 4.2            Authority Relative to this Agreement; No Violation.

(a)                Each of the Linn Parties has all necessary limited liability company power and authority to execute and deliver this Agreement and each other document to be entered into by Linn, LinnCo and LinnCo Merger Sub in connection with the Transactions (together with this Agreement, the “Linn Transaction Documents”) and, subject, in the case of LinnCo, to the approval of the LinnCo Issuance by a majority of the votes cast and to the approval of the Contribution and the LinnCo Amendments by a majority of the LinnCo Common Shares entitled to vote thereon, in each case at a duly called meeting of the holders of LinnCo Common Shares at which a quorum is present (collectively, the “LinnCo Shareholder Approvals”) and, in the case of Linn, to receipt of approval of the Issuance by a majority of the votes cast at a duly called meeting of the holders of Linn Units at which a quorum is present (the “Linn Member Approval”), to consummate the Transactions, including the LinnCo Merger and the Contribution.  The execution, delivery and performance by the Linn Parties of this Agreement and the other Linn Transaction Documents and the consummation by each of them of the LinnCo Merger, the Contribution and Issuance and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of each Linn Party, and no other action on the part of any Linn Party is necessary to authorize the execution and delivery by any Linn Party of this Agreement and the other Linn Transaction Documents and the consummation of the LinnCo Merger or the Contribution and Issuance.  The Board of Directors of LinnCo, acting in accordance with the recommendation of the Conflicts Committee of the Board of Directors of LinnCo, has approved this Agreement and the Transactions, including the LinnCo Merger, the LinnCo Issuance and the Contribution and Issuance.  The Board of Directors of Linn, acting in accordance with the recommendation of the Conflicts Committee of the Board of Directors of Linn, has approved this Agreement and the Transactions, including the Contribution and Issuance.  LinnCo, as the sole member of LinnCo Merger Sub, has approved this Agreement and the Transactions, including the LinnCo Merger.  This Agreement has been duly executed and delivered by each Linn Party and, assuming due and valid authorization, execution and delivery hereof by each Company Party, is the valid and binding obligation of each Linn Party enforceable against each of them in accordance with its terms, subject to the Remedies Exceptions.

(b)               Other than in connection with or in compliance with (i) the filing of the Certificates of Merger and the Certificates of Conversion with the Secretary of State of the State of Delaware, (ii) the Exchange Act, (iii) the Securities Act, (iv) applicable state securities, takeover and “blue sky” Laws, (v) the rules and regulations of the NASDAQ, (vi) the HSR Act and any antitrust, competition or similar Laws outside of the United States, and (vii) the approvals set forth in Section 4.2(b) of the Linn Party Disclosure Schedule (collectively, the “Linn Party Approvals”), and, subject to the accuracy of the representations and warranties of the Company in Section 3.3(b), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under applicable Law, for the consummation by any Linn Party of the Transactions, except for such authorizations, consents, orders, licenses, permits, approvals or filings that are not required to be obtained or made prior to consummation of the Transactions or that, if not obtained or made, would not materially impede or delay the consummation of the Mergers and the other Transactions or have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(c)                The execution and delivery by the Linn Parties of this Agreement do not, and (assuming the Linn Party Approvals are obtained) the consummation of the Transactions and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of a Linn Party or its Subsidiaries to own or use any assets required for the conduct of its business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material obligation or to the loss of a benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract (including any Oil and Gas Lease or Oil and Gas Contract), instrument, permit, concession, franchise, right or license binding upon a Linn Party or any of its Subsidiaries or by which or to which any of its properties, rights or assets are bound or subject, or result in the creation of any Liens other than Permitted Liens, in each case, upon any of the properties or assets of a Linn Party or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement or other equivalent organizational document, in each case as amended or restated, of a Linn Party or any of its Subsidiaries or (iii) conflict with or violate any applicable Laws, except in the case of clauses (i) and (iii) for such losses, suspensions, limitations, impairments, conflicts, violations, defaults, terminations, cancellation, accelerations, or Liens as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

Section 4.3            Reports and Financial Statements.

(a)                Each of the Linn Parties and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC since January 1, 2011 (all such documents and reports filed or furnished by a Linn Party or any of its Subsidiaries, the “Linn Party SEC Documents”).  As of their respective dates or, if amended, as of the date of the last such amendment, the Linn Party SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Linn Party SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information set forth in the Linn Party SEC Documents as of a later date (but before the date of this Agreement) will be deemed to modify information as of an earlier date.

(b)               The consolidated financial statements (including all related notes and schedules) of each Linn Party included in the applicable Linn Party SEC Documents (the “Linn Party Financial Statements”) (i) fairly present in all material respects the consolidated financial position of such Linn Party and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto), (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

(c)                As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by any Linn Party relating to the Linn Party SEC Documents.

Section 4.4            Internal Controls and Procedures.

   Each of LinnCo and Linn has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  Each Linn Party’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by such Linn Party in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to such Linn Party’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Each Linn Party’s management has completed an assessment of the effectiveness of such Linn Party’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2012, and such assessment concluded that such controls were effective.

Section 4.5            Undisclosed Liabilities.

   There are no liabilities or obligations of any Linn Party or any of its Subsidiaries, whether accrued, absolute, determined or contingent, that would be required by GAAP to be reflected on a consolidated balance sheet of such Linn Party and its consolidated Subsidiaries (including the notes thereto), except for (i) liabilities or obligations disclosed and provided for in the balance sheets included in the Linn Party Financial Statements included in the applicable Linn Party SEC Documents filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred in accordance with or in connection with this Agreement, (iii) liabilities or obligations that have been discharged or paid in full, (iv) liabilities or obligations incurred since September 30, 2012 in the ordinary course of business, and (v) liabilities or obligations that, individually or in the aggregate, have not had and would not have a Linn Party Material Adverse Effect.

Section 4.6            Compliance with Law; Permits.

(a)                Each Linn Party and its Subsidiaries are in compliance with, and are not in default under or in violation of, any Laws, except where such non-compliance, default or violation  would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.  Since January 1, 2011, no Linn Party nor any of its Subsidiaries has received any written notice or, to the knowledge of the Linn Parties, other communication from any Governmental Entity regarding any actual or possible material violation of, or material failure to comply with, any Law, except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(b)               The Linn Parties and their Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of all applicable Governmental Entities, and all rights under any Linn Party Material Contract with all Governmental Entities, and have filed all tariffs, reports, notices and other documents with all Governmental Entities necessary for each of the Linn Parties and their respective Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Linn Party Permits”),  except where the failure to have any of the Linn Party Permits or to have filed such tariffs, reports, notices or other documents would not, individually or in the aggregate, have a Linn Party Material Adverse Effect.  All Linn Party Permits are valid and in full force and effect and are not subject to any administrative or judicial proceeding that could result in modification, termination or revocation thereof, except where the failure to be in full force and effect or any modification, termination or revocation thereof would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.  Each Linn Party  and each of its Subsidiaries is in compliance with the terms and requirements of all Linn Party Permits, except where the failure to be in compliance would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(c)                Since January 1, 2011, (i) no Linn Party or any of its Subsidiaries nor, to the knowledge of LinnCo, any director, officer, employee, auditor, accountant or representative of either Linn Party or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of such Linn Party or any material concerns from employees of such Linn Party or any Subsidiary of such Linn Party regarding questionable accounting or auditing matters with respect to such Linn Party or any Subsidiary of such Linn Party, and (ii) to the knowledge of the Linn Parties, no attorney representing either Linn Party or any of its Subsidiaries, whether or not employed by such Linn Party or any such Subsidiary, has reported in writing evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by such Linn Party, any Subsidiary of such Linn Party or any of their respective officers, directors, employees or agents to the Board of Directors of such Linn Party or any committee thereof, or to the General Counsel or Chief Executive Officer of such Linn Party.

Section 4.7            Absence of Certain Changes or Events.

(a)                From September 30, 2012 through the date of this Agreement, the businesses of each Linn Party and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and no Linn Party or any Subsidiary of a Linn Party has undertaken any action that would be prohibited by Section 5.2 of this Agreement if such section were in effect at all times since September 30, 2012.

(b)               Since September 30, 2012, there has not been any event, change, effect, development or occurrence that, individually or in the aggregate, has had a Linn Party Material Adverse Effect.

Section 4.8            Environmental Laws and Regulations.

   Except as would not, individually or in the aggregate, have a Linn Party Material Adverse Effect:  (i) there are no investigations,

actions, suits or proceedings (whether administrative or judicial) pending, or,  to the knowledge of the Linn Parties, threatened against any Linn Party or any of its Subsidiaries or any person or entity whose liability any Linn Party or any of its Subsidiaries has retained or assumed either contractually or by operation of Law, alleging non-compliance with or other liability under any Environmental Law and, to the knowledge of the Linn Parties, there are no existing facts or circumstances that would reasonably be expected to give rise to any such action, suit or proceeding, (ii) each Linn Party and its Subsidiaries and, to the knowledge of the Linn Parties, each third party operator of the Oil and Gas Interests of the Linn Parties are, and except for matters that have been fully resolved with the applicable Governmental Entity, since January 1, 2011 have been, in compliance with all Environmental Laws (which compliance includes the possession by such Linn Party and each of its Subsidiaries of all Linn Party Permits required under applicable Environmental Laws to conduct their respective business and operations, and compliance with the terms and conditions thereof), (iii) there have been no Releases at any location of Hazardous Materials by any Linn Party or any of its Subsidiaries, or,  to the knowledge of the Linn Parties, as a result of any operations or activities of  any Linn Party, any of their Subsidiaries or any of their contractors or other third-party operators, that would reasonably be expected to give rise to any fine, penalty, remediation, investigation, obligation, injunction or liability of any kind to such Linn Party or its Subsidiaries, (iv) neither any Linn Party nor any of their Subsidiaries nor, to the knowledge of the Linn Parties, any third-party operator of any of the Oil and Gas Interests of the Linn Parties or any predecessor of any of them, is subject to any Order or any indemnity obligation or other Contract with any other person that would reasonably be expected to result in obligations or liabilities under applicable Environmental Laws or concerning Hazardous Materials or Releases, and (v) no Linn Party nor any of its Subsidiaries has received any unresolved claim, notice, complaint or request for information or contribution from a Governmental Entity or any other person relating to actual or alleged noncompliance with or liability under applicable Environmental Laws (including any such liability or obligation arising under, retained or assumed by contract or by operation of Law).

Section 4.9            Investigations; Litigation.

   Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (a) there is no investigation or review pending (or, to the knowledge  of the Linn Parties, threatened) by any Governmental Entity with respect to any Linn Party or any of its Subsidiaries, (b) there are no actions, suits (or,  to the knowledge of the Linn Parties, inquiries), investigations, proceedings, subpoenas, civil investigative demands or other requests for information by any Governmental Entity relating to potential violations of Law pending (or, to the knowledge  of the Linn Parties, threatened) against or affecting any Linn Party or any of its Subsidiaries, or any of their respective properties and (c) there are no orders, judgments or decrees of any Governmental Entity against any Linn Party or any of its Subsidiaries.

Section 4.10        Information Supplied.

   The information supplied or to be supplied by the Linn Parties in writing expressly for inclusion in the Form S-4 shall not, at the time the Form S-4 is  declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Linn Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing expressly for inclusion therein.  The information supplied or to be supplied by the Linn Parties in writing expressly for inclusion in the Joint Proxy Statement/Prospectus shall not, at the time the Joint Proxy Statement/Prospectus is first mailed to the stockholders of the Company and shareholders of LinnCo or the members of Linn, and at the time of any meeting of Company stockholders, LinnCo shareholders or Linn members to be held in connection with the Mergers and the Contribution and Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Linn Parties with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing expressly for inclusion therein.  The Form S-4 and the Joint Proxy Statement/Prospectus (solely with respect to the portion thereof based on information supplied or to be supplied by a Linn Party in writing expressly for inclusion therein, but excluding any portion thereof based on information supplied by the Company in writing expressly for inclusion therein, with respect to which no representation or warranty is made by either Linn Party) will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

Section 4.11        Regulatory Matters.

(a)                Neither LinnCo nor Linn is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or (ii) a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)               All natural gas pipeline Systems and related facilities constituting the Linn Parties’ and their Subsidiaries’ properties are (i) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938, as amended, and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

Section 4.12        Properties.

(a)                Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, each Linn Party and its Subsidiaries have good and defensible title to all of the Oil and Gas Interests reflected in the Linn Party Reserve Reports as attributable to interests owned by any Linn Party or any of their Subsidiaries, except for such  Oil and Gas Interests sold, used, farmed out or otherwise disposed of since December 31, 2012 in the ordinary course of business, in each case free and clear of all Liens other than Permitted Liens and Production Burdens.  Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (i) each Oil and Gas Lease to which any Linn Party or any of its Subsidiaries is a party is valid and in full force and effect, (ii) none of any Linn Party or any of their Subsidiaries has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Oil and Gas Lease, and (iii) none of the Linn Parties or any of their Subsidiaries has received written notice from the other party to any such Oil and Gas Lease that a Linn Party or any of its

Subsidiaries, as the case may be, has breached, violated or defaulted under any Oil and Gas Lease.

(b)               Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (i) either Linn or a Subsidiary of Linn has good and valid title to each material real property (and each real property at which material operations of any Linn Party or any of its Subsidiaries are conducted) owned by any Linn Party or any Subsidiary (but excluding the Oil and Gas Interests of the Linn Parties), other than the Linn Party Real Property Leases (such owned property collectively, the “Linn Party Owned Real Property”) and (ii) either a Linn Party  or a Subsidiary of a Linn Party  has a good and valid leasehold interest in each material lease, sublease and other agreement under which any Linn Party or any of their Subsidiaries uses or occupies or has the right to use or occupy any material real property (or real property at which material operations of any Linn Party  or any of their Subsidiaries are conducted) (but excluding the Oil and Gas Interests of the Linn Parties) (such property subject to a lease, sublease or other agreement, the “Linn Party Leased Real Property” and such leases, subleases and other agreements are, collectively, the “Linn Party Real Property Leases), in each case, free and clear of all Liens other than any Permitted Liens, and other than any conditions, encroachments, easements, rights-of-way, restrictions and other encumbrances that do not adversely affect the existing use of the real property subject thereto by the owner (or lessee to the extent a leased property) thereof in the operation of its business.   Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (A) each Linn Party Real Property Lease is valid, binding and in full force and effect, subject to the Remedies Exceptions and (B) no uncured default of a material nature on the part of any Linn Party  or, if applicable, its Subsidiary or, to the knowledge of the Linn Parties, the landlord thereunder, exists under any Linn Party Real Property Lease, and no event has occurred or circumstance exists which, with or without the giving of notice, the passage of time, or both, would constitute a material breach or default under a Linn Party Real Property Lease.

(c)                Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (i) there are no leases, subleases, licenses, rights or other agreements affecting any portion of the Linn Party Owned Real Property or the Linn Party Leased Real Property that would reasonably be expected to adversely affect the existing use of such Linn Party Owned Real Property or the Linn Party Leased Real Property by any Linn Party or its Subsidiaries in the operation of its business thereon, (ii) except for such arrangements solely among a Linn Party and its Subsidiaries or among any Linn Party’s Subsidiaries, there are no outstanding options or rights of first refusal in favor of any other party to purchase any Linn Party Owned Real Property or any portion thereof or interest therein that would reasonably be expected to adversely affect the existing use of the Linn Party Owned Real Property by the Linn Parties in the operation of their business thereon, and (iii) neither a Linn Party nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any person the right to use or occupy a material portion of a Linn Party Owned Real Property or Linn Party Leased Real Property that would reasonably be expected to adversely affect the existing use of such Linn Party Owned Real Property or Linn Party Leased Real Property by the Linn Parties or their Subsidiaries in the operation of its business thereon.

(d)               Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and

Gas Interests of the Linn Parties are being received by the Linn Parties in a timely manner and are not being held in suspense for any reason other than awaiting preparation and approval of division order title opinions for recently drilled Wells.

(e)                All of the Wells and all water, CO2 or injection wells located on the Oil and Gas Leases or Units of the Linn Parties and their Subsidiaries or otherwise associated with an Oil and Gas Interest of a Linn Party or its Subsidiaries have been drilled, completed and operated within the limits permitted by the applicable Oil and Gas Contracts and applicable Law, and all drilling and completion (and plugging and abandonment) of the Wells and such other wells and all related development, production and other operations have been conducted in compliance with all applicable Laws except, in each case, as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(f)                All Oil and Gas Interests operated by the Linn Parties and their Subsidiaries have been operated in accordance with reasonable, prudent oil and gas field practices and in compliance with the applicable Oil and Gas Leases and applicable Law, except where the failure to so operate would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(g)               None of the material Oil and Gas Interests of the Linn Parties or their Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions, except for any such preferential purchase, consent or similar rights that would not have, individually or in the aggregate, a Linn Party Material Adverse Effect.

(h)               None of the Oil and Gas Interests of the Linn Party or their Subsidiaries are subject to any Tax partnership agreement or provisions requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

Section 4.13        Insurance.

The Linn Parties and their Subsidiaries maintain insurance in such amounts and against such risks substantially as the Linn Parties believe to be customary for the industries in which they and their Subsidiaries operate and as the management of the Linn Parties has in good faith determined to be prudent and appropriate.  Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, all insurance policies maintained by or on behalf of Linn Parties or any of their Subsidiaries as of the date of this Agreement are in full force and effect, and all premiums due on such policies have been paid by the Linn Parties or their Subsidiaries.  Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, the Linn Parties and their Subsidiaries are in compliance with the terms and provisions of all insurance policies maintained by or on behalf of any Linn Party or any of their Subsidiaries as of the date of this Agreement, and neither a Linn Party nor any of their Subsidiaries is in breach or default under, or has taken any action that could permit termination or material modification of, any material insurance policies.

Section 4.14        Opinion of Financial Advisor.

(a)                The Board of Directors of LinnCo has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date thereof and subject to the assumptions,

limitations, qualifications and other matters considered in the preparation thereof, the Exchange Ratio is fair, from a financial point of view, to LinnCo.

(b)                   The Conflicts Committee of the Board of Directors of LinnCo has received the opinion of Evercore Group L.L.C. to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters considered in the preparation thereof, the Contribution in exchange for the Issuance is fair, from a financial point of view, to LinnCo.

(c)                The Conflicts Committee of the Board of Directors of Linn has received the opinion of Greenhill & Co., LLC to the effect that, as of the date thereof and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Issuance and the Contribution pursuant to this Agreement and that certain Contribution Agreement, dated as of the date hereof (the “Contribution Agreement”), between LinnCo and Linn is fair, from a financial point of view, to Linn.

Section 4.15        Material Contracts.

(a)                Except for this Agreement and agreements filed as exhibits to the Linn Party SEC Documents, as of the date of this Agreement, no Linn Party nor any of their Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (a “Linn Party Material Contract”).

(b)               Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, no Linn Party nor any of its Subsidiaries is in breach of or default under the terms of any Linn Party Material Contract and, to the knowledge of the Linn Parties, no other party to any Linn Party Material Contract is in breach of or default under the terms of any Linn Party Material Contract.  Each Linn Party Material Contract is a valid and binding obligation of the applicable Linn Party or the Subsidiary of a Linn Party that is party thereto and, to the knowledge of the Linn Parties, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions.

Section 4.16        Reserve Reports.

The Linn Parties have delivered or otherwise made available to the Company true and correct copies of all written reports requested or commissioned by any Linn Party or its Subsidiaries and delivered to a Linn Party or its Subsidiaries in writing on or before the date of this Agreement estimating the Linn Parties’ and such Subsidiaries’ proved oil and gas reserves prepared by any unaffiliated person (each, a “Linn Party Report Preparer”) concerning the Oil and Gas Interests of the Linn Parties and such Subsidiaries as of December 31, 2012 (the “Linn Party Reserve Reports”).   The factual, non-interpretive data provided by the Linn Parties and their Subsidiaries to each Linn Party Report Preparer in connection with the preparation of the Linn Party Reserve Reports that was material to such Linn Party Report Preparer’s estimates of the proved oil and gas reserves set forth in the Linn Party Reserve Reports was, as of the time provided (or as modified or amended prior to the issuance of the Linn Party Reserve Reports) accurate in all material respects.  The oil and gas reserve estimates of the Linn Parties set forth in the Linn Party Reserve Reports are derived from reports that have been prepared by the petroleum consulting firm as set forth therein, and such reserve estimates fairly reflect, in all material respects, the oil and gas reserves of the Linn Parties at the dates indicated therein and are in accordance with SEC guidelines applicable thereto applied on a consistent basis throughout the periods involved.  Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Linn Party Reserve Reports that, individually or in the aggregate, has had or would have a Linn Party Material Adverse Effect.

Section 4.17        Finders or Brokers.

   Except for Citigroup Global Markets Inc., no Linn Party nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the Transactions who would be entitled to any fee or any commission in connection with or upon consummation of the Mergers or the Contribution and Issuance.

Section 4.18          Ownership of Company Common Stock.

   No Linn Party nor any of their respective affiliates is, nor at any time during the last three years has been, an “interested stockholder” of the Company or HoldCo as defined in Section 203 of the DGCL.

Section 4.19        Tax Matters.

(a)                Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect:

(i)                 (A) Each of the Linn Parties and its Subsidiaries has timely filed all Tax Returns with the appropriate Taxing Authority required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct, and (B) all Taxes due and owing by each of the Linn Parties and its Subsidiaries (whether or not shown on such filed Tax Returns), including Taxes required to be collected or withheld from payments to employees, creditors, shareholders or other third parties, have been paid, except in each case of clause (A) and (B) for amounts being contested in good faith by appropriate proceedings or for which adequate reserves have been maintained in accordance with GAAP.

(ii)               (A) No deficiencies for Taxes with respect to a Linn Party or any of its Subsidiaries have been claimed, proposed or assessed by any Taxing Authority that have not been settled and paid or adequately reserved in accordance with GAAP, (B) as of the date hereof, there are no pending or threatened audits, assessments or other actions for or relating to any liability in respect of Taxes of a Linn Party or any of its Subsidiaries,  and (C) none of the Linn Parties or any of their respective Subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(iii)             There are no Liens for Taxes upon any property or assets of a Linn Party or any of its Subsidiaries other than Permitted Liens.

(iv)             None of the Linn Parties or any of their respective Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(v)               No claim has been made by any Taxing Authority in a jurisdiction where a Linn Party or any of its Subsidiaries does not file Tax Returns that such Linn Party or any of its Subsidiaries is or may be subject to taxation by that jurisdiction, other than any such claims that have been resolved.

(vi)             None of the Linn Parties or any of their respective Subsidiaries is a party to any Tax allocation, sharing, indemnity, or reimbursement agreement or arrangement (excluding any such agreements pursuant to customary provisions in contracts not primarily related to Taxes).

(vii)           None of the Linn Parties or any of their respective Subsidiaries has been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), other than a group of which a Linn Party or any of its Subsidiaries is or was the common parent, and none of the Linn Parties or any of their respective Subsidiaries has any liability for Taxes of any other person (other than Taxes of a Linn Party or such Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract or otherwise.

(viii)         Within the last two years, none of the Linn Parties or any of their respective Subsidiaries has been a party to any transaction intended to qualify under Section 355 of the Code.

(b)               Linn has, at all times since its formation, been classified for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation.  Linn is not, for U.S. federal income tax purposes, a partnership that would be treated as an investment company (within the meaning of Section 351 of the Code) if the partnership were incorporated.

(c)                None of the Linn Parties or any of their respective Subsidiaries is aware of any fact, or has taken or agreed to take any action, that would reasonably be expected to prevent or impede (i)(A) the HoldCo Merger and the Company Conversion, taken together, or (B) the LinnCo Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, or (ii) the issuance of Linn Units to LinnCo pursuant to the Contribution and Issuance from qualifying as an exchange to which Section 721(a) of the Code applies.

Section 4.20        Employee Benefit Plans.

(a)                For purposes of this Agreement, “Linn Party Benefit Plan” means each employee benefit plan, program, agreement or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other employee benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA, in each case, whether oral or written, funded or unfunded, or insured or self-insured, maintained by a Linn Party or any Subsidiary of a Linn Party, or to which a Linn Party or any Subsidiary of a Linn Party contributes or is obligated to contribute for the benefit of any current or former employees, directors, consultants or independent contractors of a Linn Party or any Subsidiary of a Linn Party.

(b)               Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, (i) each Linn Party Benefit Plan has been established, operated and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code, and (ii) all contributions required to be made to any Linn Party Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Linn Party Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of the applicable Linn Party.

(c)                None of the Linn Parties and their Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any employee benefit plan that is subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code.

(d)               None of the Linn Parties and their Subsidiaries nor any of their respective ERISA Affiliates has, at any time during the last six years, maintained, established, contributed to or been obligated to contribute to any plan that is a Multiemployer Plan or a Multiple Employer Plan, and, except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, none of the Linn Parties and their Subsidiaries nor any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or a Multiple Employer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan or Multiple Employer Plan.

Section 4.21        Employment and Labor Matters.

As of the date hereof, no Linn Party nor any of its Subsidiaries is, or since December 31, 2009 has been, a party to any Collective Bargaining Agreement, and no employee is represented by a labor organization for purposes of collective bargaining with respect to any Linn Party or any of its Subsidiaries.   To the knowledge of the Linn Parties, as of the date hereof, there are no activities or proceedings of any labor or trade union to organize any employees of the any Linn Party or any of its Subsidiaries.  As of the date hereof, no Collective Bargaining Agreement is being negotiated by any Linn Party or, to the knowledge of the Linn Parties, any of their respective Subsidiaries.  As of the date hereof, there is no strike, lockout, slowdown, or work stoppage against any Linn Party or any of its Subsidiaries pending or, to the knowledge of the Linn Parties, threatened, that may interfere in any material respect with the business activities of any Linn Party and its Subsidiaries taken as a whole.  Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, there is no pending charge or complaint against any Linn Party or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity, and none of the Linn Parties and their Subsidiaries are a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices.  Except as would have, individually or in the aggregate, a Linn Party Material Adverse Effect, the Linn Parties and their Subsidiaries have complied with all applicable Laws regarding employment and employment practices, terms and conditions of employment and wages and hours (including classification of employees) and other applicable Laws in respect of any reduction in force, including notice, information and consultation requirements.  Except as would not have, individually or in the aggregate, a Linn Party Material Adverse Effect, there are no outstanding assessments, penalties, fines, Liens, charges, surcharges, or other amounts due or owing by any Linn Party pursuant to any workplace safety and insurance/workers’ compensation Laws.

Section 4.22        No Additional Representations.

(a)                The Linn Parties acknowledge that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Article III or in any certificate delivered by the Company to a Linn Party in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to a Linn Party (or any of their respective affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (b) the future business and operations of the Company and its Subsidiaries, and no Linn Party has relied on such information or any other representations or warranties not set forth in Article III.

(b)               The Linn Parties have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledge that they have been provided access for such purposes.  Except for the representations and warranties expressly set forth in Article III or in any certificate delivered to a Linn Party by the Company in accordance with the terms hereof, in entering into this Agreement, the Linn Parties have relied solely upon their independent investigation and analysis of the Company and the Company’s Subsidiaries, and the Linn Parties acknowledge and agree that they have not been induced by and have not relied upon any representations, warranties or statements, whether express or implied, made by the Company, its Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or other Representatives that are not expressly set forth in Article III or in any certificate delivered by the Company to a Linn Party, whether or not such representations, warranties or statements were made in writing or orally.  The Linn Parties acknowledge and agree that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered by the Company to a Linn Party, (i) the Company does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and the Linn Parties are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by a Linn Party as having been authorized by the Company, and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to a Linn Party or any of their Representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information is the subject of any express representation or warranty set forth in Article III.

Article V.

COVENANTS AND AGREEMENTS

Section 5.1            Conduct of Business by the Company.

(a)                From and after the date hereof until the earlier of the LinnCo Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, (ii) with the prior written consent of LinnCo (which consent shall not be unreasonably withheld), (iii) as may be contemplated or  required by this Agreement or (iv) as set forth in Section 5.1(a) of the Company Disclosure Schedule, the Company covenants and agrees that the business of the Company and its Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Company Permits and preserve their relationships with customers and suppliers; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any provision of Section 5.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)               The Company agrees with the Linn Parties, on behalf of itself and its Subsidiaries, that from the date hereof and prior to the earlier of the LinnCo Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Company or any of its Subsidiaries, (ii) as may be consented to by LinnCo (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, or (iv) as set forth in Section 5.1(b) of the Company Disclosure Schedule, the Company:

(A)             shall not adopt any amendments to its certificate of incorporation or bylaws or similar applicable organizational documents, and shall not permit any of its Subsidiaries to adopt any amendments to its certificate of incorporation or bylaws or similar applicable organizational documents;
(B)              shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction;
(C)              except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by the Company or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of capital stock (whether in cash, assets, stock or other securities of the Company or its Subsidiaries), except (1) dividends or distributions by any Subsidiaries only to the

Company or to any Subsidiary of the Company in the ordinary course of business, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement, and (3) regular quarterly cash dividends with customary record and payment dates on the shares of the Company Common Stock not in excess of $0.08 per share per quarter;
(D)             shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, other than the Mergers and other than any mergers, consolidations, restructurings or reorganizations solely among the Company and its Subsidiaries or among its Subsidiaries, or take any action with respect to any securities owned by such person that  would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement;
(E)              shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person with a value in excess of $25 million in the aggregate, except (1) as contemplated by the Company’s fiscal 2013 budget and capital expenditure plan, previously provided to LinnCo (the “Company 2013 Budget”) (whether or not such acquisition, loan, advance, capital contribution or investment is made during the 2013 fiscal year) or (2) as made in connection with any transaction among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries; provided, however, that the Company shall not, and shall not permit any of its Subsidiaries to, make any acquisition of any other person or business or make loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement;
(F)               shall not, and shall not permit any of its Subsidiaries to, sell, lease, license, transfer, exchange or swap, or otherwise dispose of or encumber any properties or non-cash assets with a value in excess of $25 million in the aggregate, except (1) sales, transfers and dispositions of obsolete or worthless equipment, (2) sales, transfers and dispositions of inventory, commodities and produced Hydrocarbons, crude oil and refined products in the ordinary course of business, or (3) sales, leases, transfers or other dispositions made in connection with any transaction among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;
(G)             shall not, and shall not permit any of its Subsidiaries to, authorize any capital expenditures in excess of $25 million in the aggregate, except for (1) expenditures contemplated by the Company 2013 Budget (whether or not such capital expenditure is made during the 2013 fiscal year), or (2) expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(H)             shall not, and shall not permit any of its Subsidiaries to, enter into any new Contract to sell Hydrocarbons other than in the ordinary course of business consistent with past practice, but in no event having a duration longer than 120 days;
(I)                except as required by applicable Law or the terms of any Company Benefit Plan existing and as in effect on the date of this Agreement, shall not, and shall not permit any of its Subsidiaries to, (1) establish, adopt, amend, modify, commence participation in or terminate (or commit to establish, adopt, amend, modify, commence participation in or terminate) any Collective Bargaining Agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, stock option, restricted stock agreement, plan or arrangement covering any current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or any of its Subsidiaries or other existing Company Benefit Plan (other than amendments or modifications to broad-based Company Benefit Plans in the ordinary course of business that do not materially increase the cost or expense to the Company of providing or administering such benefits), (2) increase in any manner the compensation, severance or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries, other than increases in base salary to employees of the Company in the ordinary course of business consistent with past practice or in connection with a promotion of such employee in the ordinary course of business consistent with past practice, provided  that such increases in base salary shall not exceed 5% in the aggregate (on an annualized basis) or, in the case of any individual employee with an annual base compensation greater than $150,000, 5% for any individual employee (on an annualized basis), (3) pay or award, or commit to pay or award, any bonuses or incentive compensation, other than in the ordinary course of business, (4) enter into any new or modify any existing employment, severance, termination, retention or consulting agreement with any current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or any of its Subsidiaries, (5) accelerate any rights or benefits, (6) fund any rabbi trust or similar arrangement, (7) change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or applicable Law, or (8) hire or terminate the employment or services of (other than for cause) any officer, employee, independent contractor or consultant who has annual base compensation greater than $150,000; provided  that the Company may hire any officer, employee, independent contractor or consultant with an annual base compensation greater than $150,000, so long as the annual base compensation of such new hire is on market terms, in order to replace any officer, employee, independent contractor or consultant whose employment or services with the Company or any of its Subsidiaries has been terminated;

(J)                shall not, and shall not permit any of its Subsidiaries to, materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;
(K)             shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in the Company or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Company Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) issuances of shares of Company Common Stock in respect of the exercise or settlement of any Company Stock Awards outstanding on the date hereof, (2) the sale of shares of Company Common Stock pursuant to the exercise of Company Options if necessary to effectuate an option direction upon exercise or for withholding of Taxes, or (3) for transactions among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;
(L)              shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire any shares of the capital stock of any of them or any rights, warrants or options to acquire any such shares, except for transactions among the Company and its Subsidiaries or among its Subsidiaries and other than the acquisition of shares of Company Common Stock from a holder of a Company Option or Company Stock Award in satisfaction of withholding obligations or in payment of the exercise price thereof;
(M)            shall not, and shall not permit any of its Subsidiaries to, incur, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or any guarantee of such indebtedness, except (1) for any indebtedness incurred in the ordinary course of business, (2) for any indebtedness among the Company and its wholly owned Subsidiaries or among its wholly owned Subsidiaries, (3) for any indebtedness incurred to replace, renew, extend, refinance or refund any existing indebtedness on substantially the same or more favorable terms to the Company than such existing indebtedness, (4) for any guarantees by the Company of indebtedness of Subsidiaries of the Company or guarantees by its Subsidiaries of indebtedness of the Company or any Subsidiary of the Company, which indebtedness is incurred in compliance with this Section 5.1(b) and (5) with respect to any indebtedness not in accordance with clauses (1) through (4), for any indebtedness not to exceed $10 million in aggregate principal amount outstanding at the time incurred by the Company or any of its Subsidiaries; provided, however, that in the case of each of clauses (1) through (5) such indebtedness does not impose or result in any additional restrictions or limitations that would be material to the Company and its Subsidiaries, or, following the Closing, the Linn Parties and their Subsidiaries, other than any obligation to make payments on such indebtedness and other than any restrictions or limitations to which the Company or any Subsidiary is currently subject under the terms of any indebtedness outstanding as of the date hereof;
(N)             other than in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries to, modify, amend or terminate, or waive any rights under any Company Material Contract or under any Company Permit, or enter into any new Contract which would be a Company Material Contract, in each case in a manner or with an effect that is adverse to the Company and its Subsidiaries, taken as a whole, or which would reasonably be expected to, after the LinnCo Effective Time, restrict or limit in any material respect any Linn Party, the Surviving Company or any of their respective affiliates from engaging in any business or competing in any geographic location with any person;
(O)             shall not, and shall not permit any of its Subsidiaries to, waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises (1) equal to or lesser than the amounts reserved with respect thereto on the most recent consolidated balance sheet of the Company and its Subsidiaries included in the Company SEC Documents or (2) that do not exceed $1 million in the aggregate;
(P)               shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of the Company, HoldCo, LinnCo or Linn;
(Q)             except as otherwise permitted by this Agreement, any refinancing permitted by clauses (M)(3) and (4) above or for transactions between the Company and its Subsidiaries or among its Subsidiaries, shall not, and shall not permit any of its Subsidiaries, to prepay, redeem, repurchase, defease, cancel or otherwise acquire any indebtedness or guarantees thereof of the Company or any Subsidiary, other than (1) at stated maturity and (2) any required amortization payments and mandatory prepayments (including mandatory prepayments arising from any change of control put rights to which holders of such indebtedness or guarantees thereof may be entitled), in each case in accordance with the terms of the instrument governing such indebtedness as in effect on the date hereof; and
(R)              shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (Q) of this Section 5.1(b).

Section 5.2            Conduct of Business by the Linn Parties.

(a)                From and after the date hereof until the earlier of the LinnCo Effective Time or the Termination Date, and except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Linn Parties or any of its Subsidiaries, (ii) with the prior written consent of the Company (which consent shall not be unreasonably withheld), (iii) as may be contemplated or  required by this Agreement or (iv) as set forth in Section 5.2(a) of the Linn Party Disclosure Schedule, the Linn Parties covenant and agree that the business of the Linn Parties and their Subsidiaries shall be conducted in the ordinary course of business, and shall use commercially reasonable efforts to preserve intact their present lines of business, maintain their rights, franchises and Linn Party Permits and preserve their relationships with customers and suppliers; provided, however, that no action by the Linn Parties or their Subsidiaries with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.

(b)               Each of the Linn Parties agrees with the Company, on behalf of themselves and their Subsidiaries, that from the date hereof and prior to the earlier of the LinnCo Effective Time and the Termination Date, except (i) as may be required by applicable Law or the regulations or requirements of any stock exchange or regulatory organization applicable to the Linn Parties or any of their Subsidiaries, (ii) as may be consented to by the Company (which consent shall not be unreasonably withheld), (iii) as may be contemplated or required by this Agreement, or (iv) as set forth in Section 5.2(b) of the Linn Party Disclosure Schedule, each of the Linn Parties:

(A)             shall not adopt or agree to adopt any amendments to its limited liability company agreement or other similar organizational documents, and shall not permit any of its Subsidiaries to adopt or agree to adopt any amendments to its certificate of incorporation or bylaws or similar applicable organizational documents;
(B)              shall not, and shall not permit any of its Subsidiaries to, split, combine or reclassify any of its equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its equity securities , except for any such transaction by a wholly owned Subsidiary of a Linn Party which remains a wholly owned Subsidiary after consummation of such transaction;
(C)              except in the ordinary course of business, shall not, and shall not permit any of its Subsidiaries that is not wholly owned by a Linn Party or wholly owned Subsidiaries of any such Subsidiaries to, authorize or pay any dividends on or make any distribution with respect to its outstanding equity securities (whether in cash, assets, stock or other securities of a Linn Party or its Subsidiaries), except (1) dividends or distributions by any Subsidiaries only to a Linn Party or to any Subsidiary of a Linn Party in the ordinary course of business, (2) dividends or distributions required under the applicable organizational documents of such entity in effect on the date of this Agreement, (3) regular cash distributions with customary record and payment dates on the Linn Units not in excess of $0.76125 per unit per quarter and (4) regular cash dividends with customary record and payment dates on the LinnCo Common Shares not in excess of $0.7455 per share per quarter;
(D)             shall not, and shall not permit any of its material Subsidiaries to, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, other than any restructurings or reorganizations solely among a Linn Party and its Subsidiaries or among its Subsidiaries, or take any action with respect to any securities owned by such person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers or any other transaction contemplated by this Agreement;
(E)              shall not, and shall not permit any of its Subsidiaries to, make any acquisition (whether through merger, consolidation or otherwise) of any other person or business or make any loans, advances or capital contributions to, or investments in, any other person that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Mergers;
(F)               shall not, and shall not permit any of its Subsidiaries to, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any LinnCo Common Share, Linn Unit, share of capital stock or other ownership interest in a Linn Party or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable option under any existing Linn Party Benefit Plans (except as otherwise provided by the terms of this Agreement or the express terms of any unexercisable or unexercised options or warrants outstanding on the date hereof), other than (1) as contemplated by this Agreement and the agreement between the Linn Parties with respect to the Contribution, (2) issuances and sales of Linn Units not exceeding 10% of the issued and outstanding Linn Units as of the date of this Agreement, (3) issuances and sales of LinnCo Common Shares not exceeding 10% of the issued and outstanding LinnCo Common Shares as of the date of this Agreement, (4) issuances of Linn Units in respect of the exercise or settlement of any Linn Stock Awards outstanding on the date hereof, (5) the sale of Linn Units pursuant to the exercise of Linn Options if necessary to effectuate an option direction upon exercise or for withholding of Taxes, or (6) for transactions among a Linn Party and its wholly owned Subsidiaries or among its wholly owned Subsidiaries;
(G)             shall not make, change or revoke any Tax election outside the ordinary course of business, change any Tax accounting method, file any amended Tax Return, enter into any closing agreement, request any Tax ruling, settle or compromise any Tax proceeding, or surrender any claim for a refund of

Taxes, in each case, if such action would reasonably be expected to increase by a material amount the Taxes of a Linn Party or any of its Subsidiaries;
(H)             take any action or fail to take any action that would reasonably be expected to cause Linn to be treated, for federal income Tax purposes, (1) as a corporation, or (2) as a partnership that would be treated as an investment company (within the meaning of Section 351 of the Code) if the partnership were incorporated; and
(I)                shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions that are prohibited pursuant to clauses (A) through (H) of this Section 5.2(b).

Section 5.3            Mutual Access.

(a)                For purposes of furthering the Transactions, each of the Company and the Linn Parties shall afford the other party and (i) the officers and employees and (ii) the accountants, consultants, legal counsel, financial advisors, financing sources and agents and other Representatives of each such party reasonable access during normal business hours, throughout the period prior to the earlier of the LinnCo Effective Time and the Termination Date, to its and its Subsidiaries’ personnel and properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and with such additional accounting, financing, operating, environmental and other data and information regarding such party and its Subsidiaries, as such other party may reasonably request.  Notwithstanding the foregoing, no party shall be required to afford such access if it would unreasonably disrupt the operations of the other party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party, would cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law.  No party or any of its officers, employees or Representatives shall be permitted to perform any onsite procedures (including an onsite study or any invasive testing or sampling) with respect to any property of another party or any of its Subsidiaries without the prior written consent of such party.

(b)               The parties hereto hereby agree that all information provided to them or their respective officers, directors, employees or Representatives in connection with this Agreement and the consummation of the Transactions shall be governed in accordance with the confidentiality agreement, dated as of January 3, 2013, between the Company and Linn (the “Confidentiality Agreement”).

Section 5.4            No Solicitation; Recommendation of the Board of Directors of the Company.

(a)                Except as expressly permitted by this Section 5.4, the Company shall, and shall cause each of its affiliates and its and their respective officers, directors and employees to, and shall use reasonable best efforts to cause the agents, financial advisors, investment bankers, attorneys, accountants and other representatives (collectively “Representatives”)  of the Company or any of its affiliates to: (A) immediately cease any ongoing solicitation, knowing encouragement, discussions or negotiations with any persons that may be ongoing with respect to a Company Takeover Proposal, and promptly instruct (to the extent it has contractual authority to do so and has not already done so prior to the date of this Agreement) or otherwise request, any person that has executed a confidentiality or non-disclosure agreement with the Company within the 24-month period prior to the date of this Agreement in connection with any actual or potential Company Takeover Proposal to return or destroy all such information or documents or material incorporating confidential information in the possession of such person or its Representatives and (B) until the LinnCo Effective Time or, if earlier, the Termination Date, not, directly or indirectly, (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person (other than any Linn Party or any of its directors, officers, employees, affiliates or Representatives) any non-public information regarding the Company or any of its Subsidiaries in connection with or for the purpose of encouraging or facilitating, a Company Takeover Proposal, or (3) approve, recommend or enter into, or propose to approve, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral) with respect to a Company Takeover Proposal.  Except to the extent necessary to take any actions that the Company or any third party would otherwise be permitted to take pursuant to this Section 5.4 (and in such case only in accordance with the terms hereof) or except to the extent that the Board of Directors of the Company concludes, after consultation with its outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable Law, (A) the Company and its Subsidiaries shall not release any third party from, or waive, amend or modify any provision of, or grant permission under, any standstill provision in any agreement to which the Company or any of its Subsidiaries is a party, and (B) the Company shall, and shall cause its Subsidiaries to, enforce the standstill provisions of any such agreement, and the Company shall, and shall cause its Subsidiaries to, promptly take all steps within their power in an effort to terminate any waiver that may have been heretofore granted, to any person (other than the Linn Parties or any of their respective affiliates), under any such provisions.

(b)               Notwithstanding anything to the contrary contained in Section 5.4(a), if at any time from and after the date of this Agreement and prior to obtaining the Company Stockholder Approval, the Company, directly or indirectly receives a bona fide, unsolicited written Company Takeover Proposal from any person that did not result from the Company’s, its affiliates’ or the Company’s or its affiliates’ Representatives’ material breach of this Section 5.4 and if the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that such Company Takeover Proposal constitutes or could reasonably be expected to lead to a Company Superior Proposal, then the Company may, directly or indirectly, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiaries, and afford access to the business, properties, assets, employees, officers, Contracts, books and records of the Company and its Subsidiaries, to the person who has made such Company Takeover Proposal and its Representatives and potential sources of financing; provided, that the Company shall substantially concurrently with the delivery to such person provide to LinnCo any non-public information concerning the Company or any of its

Subsidiaries that is provided or made available to such person or its Representatives unless such non-public information has been previously provided or made available to LinnCo and (B) engage in or otherwise participate in discussions or negotiations with the person making such Company Takeover Proposal and its Representatives and potential sources of financing regarding such Company Takeover Proposal. “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable to the Company than those applicable to Linn that are contained in the Confidentiality Agreement (including standstill restrictions); provided  that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of this Section 5.4 and such confidentiality agreement shall permit the person making the Company Takeover Proposal to make non-public Company Takeover Proposals directly to the Company and the Board of Directors of the Company (as opposed to directly to the shareholders of the Company).  Nothing in this Section 5.4 shall prohibit the Company, or the Board of Directors of the Company, directly or indirectly through any officer, employee or Representative, from (1) informing any person that the Company is party to this Agreement and informing such person of the restrictions that are set forth in this Section 5.4, or (2) disclosing factual information regarding the business, financial condition or results of operations of the Company or its Subsidiaries or the fact that an Company Takeover Proposal has been made, the identity of the party making such proposal or the material terms of such proposal in the Proxy Statement/Prospectus or otherwise; provided  that, in the case of this clause (2), (x) the Company shall in good faith determine that such information, facts, identity or terms is required to be disclosed under applicable Law or that failure to make such disclosure is reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (y) the Company complies with the obligations set forth in the proviso in Section 5.4(g).

(c)                The Company shall promptly (and in no event later than 24 hours after receipt) notify, orally and in writing, LinnCo after receipt by the Company or any of its Representatives of any Company Takeover Proposal, including of the identity of the person making the Company Takeover Proposal and the material terms and conditions thereof, and shall promptly (and in no event later than 24 hours after receipt) provide copies to LinnCo of any written proposals, indications of interest, and/or draft agreements relating to such Company Takeover Proposal.  The Company shall keep LinnCo reasonably informed, on a prompt basis, as to the status of (including changes to any material terms of, and any other material developments with respect to) such Company Takeover Proposal (including by promptly (and in no event later than 24 hours after receipt) providing to LinnCo copies of any additional or revised written proposals, indications of interest, and/or draft agreements relating to such Company Takeover Proposal).  The Company agrees that it and its Subsidiaries will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to LinnCo in accordance with this Section 5.4.

(d)               Except as expressly permitted by Section 5.4(e) and Section 5.4(f), the Board of Directors of the Company shall not (A) fail to include the Company Recommendation in the Joint Proxy Statement/Prospectus, (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to the Linn Parties, the Company Recommendation, (C) make any recommendation or public statement that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of the Company in connection with a tender offer or exchange offer that constitutes a Company Takeover Proposal (other than (I) a recommendation against such offer or (II) a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act that includes a reaffirmation of the Company Recommendation or refers to the prior Company Recommendation of the Board of Directors of the Company) (it being understood that the Board of Directors of the Company may refrain from taking a position with respect to such a tender offer or exchange offer until the close of business as of the tenth business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered a Company Adverse Recommendation Change, and such refrain shall not be treated as a Company Adverse Recommendation Change) or (D) adopt, approve or recommend, or publicly propose to adopt, approve or recommend to stockholders of the Company a Company Takeover Proposal (any action described in this sentence being referred to as a “Company Adverse Recommendation Change”).

(e)                Notwithstanding anything to the contrary set forth in this Agreement, with respect to a Company Takeover Proposal, at any time prior to the time the Company Stockholder Approval is obtained, the Board of Directors of the Company may make a Company Adverse Recommendation Change and/or terminate this Agreement pursuant to Section 7.1(i) if, after receiving a bona fide, unsolicited Company Takeover Proposal that did not result from a material breach of Section 5.4(a), the Board of Directors of the Company has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that (i) such Company Takeover Proposal constitutes a Company Superior Proposal and (ii) in light of such Company Takeover Proposal, the failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable Law; provided, however, that, prior to making such Company Adverse Recommendation Change and/or terminating this Agreement pursuant to Section 7.1(i), (A) the Company has given LinnCo at least three business days’ prior written notice of its intention to take such action (which notice shall specify the material terms and conditions of any such Company Superior Proposal) and has contemporaneously provided to LinnCo a copy of the Company Superior Proposal, a copy of any proposed transaction agreements with the person making such Company Superior Proposal and a copy of any financing commitments relating thereto (or, if not provided in writing to the Company, a written summary of the material terms thereof), (B) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with LinnCo during such notice period, to the extent LinnCo wishes to negotiate, to enable LinnCo to propose revisions to the terms of this Agreement such that it would cause such Company Superior Proposal to no longer constitute a Company Superior Proposal, (C) the Board of Directors of the Company shall have considered in good faith any revisions to the terms of this Agreement proposed in writing by LinnCo and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the Company Superior Proposal would nevertheless continue to constitute a Company Superior Proposal if the revisions proposed by LinnCo were to be given effect, and (D) in the event of any change to any of the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of such Company Superior Proposal, the Company shall, in each case, have delivered to LinnCo an additional notice consistent with that described in clause (A) above of this proviso and a new notice period under clause (A) of this proviso shall commence (except that the three-business-day notice period referred to in clause (A) above of this proviso shall instead be equal to the longer of (1) two business days and (2) the period remaining under the notice period under clause (A) of this proviso immediately prior to the delivery of such additional notice under this clause (D)) during which time the Company shall be required to comply with the requirements of this Section 5.4(e) anew with respect to such additional notice, including clauses (A) through (D) above of this proviso.

(f)                 Other than in connection with a Company Superior Proposal (which shall be subject to Section 5.4(e) and shall not be subject to this Section 5.4(f)), the Board of Directors of the Company may make a Company Adverse Recommendation Change in response to a Company Intervening Event if the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of the Company to effect a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable Law; provided, however, that, prior to making such Company Adverse Recommendation Change, (i) the Company has given LinnCo at least three business days’ prior written notice of its intention to take such action (which shall specify the reasons therefor), (ii) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with LinnCo during such notice period, to the extent LinnCo wishes to negotiate, to enable LinnCo to propose revisions to the terms of this Agreement as would not permit the Board of Directors of the Company to make a Company Adverse Recommendation Change pursuant to this Section 5.4(f), and (iii) the Board of Directors of the Company shall have considered any revisions to the terms of this Agreement proposed in writing by LinnCo and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of the Company to effect a Company Adverse Recommendation Change in response to a Company Intervening Event would reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of the Company under applicable Law.

(g)               Nothing contained in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company or the Board of Directors of the Company from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or from making any “stop, look and listen” communication or any other similar disclosure to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act; provided  that any such disclosure that addresses or relates to the approval, recommendation or declaration of advisability by the Board of Directors of the Company with respect to this Agreement or a Company Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change  unless the Board of Directors of the Company in connection with such communication publicly states that its recommendation with respect to this Agreement has not changed or refers to the prior recommendation of the Board of Directors of the Company.

Section 5.5            Recommendation of the Boards of Directors of the Linn Parties.

(a)                Except as expressly permitted by Section 5.5(b), neither the Board of Directors of LinnCo nor the Board of Directors of Linn shall (A) fail to include the LinnCo Recommendation or the Linn Recommendation in the Joint Proxy Statement/Prospectus, or (B) change, qualify, withhold, withdraw or modify, or authorize or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to the Company, the LinnCo

Recommendation or the Linn Recommendation (any action described in this sentence being referred to as a “Linn Party Adverse Recommendation Change”).

(b)               Nothing in this Agreement shall prohibit or restrict the Board of Directors of LinnCo or the Board of Directors of Linn from making a Linn Party Adverse Recommendation Change in response to a Linn Party Intervening Event if the Board of Directors of LinnCo or the Board of Directors of Linn, as the case may be, determines in good faith, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of LinnCo or the Board of Directors of Linn, respectively, to effect a Linn Party Adverse Recommendation Change would be inconsistent with the fiduciary duties of the Board of Directors of LinnCo or the Board of Directors of Linn, respectively, under applicable Law; provided, however, that, prior to making such Linn Party Adverse Recommendation Change, (i) LinnCo or Linn, respectively, has given the Company at least three business days’ prior written notice of its intention to take such action (which shall specify the reasons therefor), (ii) LinnCo and Linn have negotiated, and have caused their Representatives to negotiate, in good faith with the Company during such notice period, to the extent the Company wishes to negotiate, to enable the Company to propose revisions to the terms of this Agreement as would not permit the Board of Directors of LinnCo or the Board of Directors of Linn, as the case may be, to make a Linn Party Adverse Recommendation Change pursuant to this Section 5.5(b), and (iii) the Board of Directors of LinnCo or the Board of Directors of Linn, respectively, shall have considered any revisions to the terms of this Agreement proposed in writing by the Company and, at the end of such notice period, shall have determined, after consultation with its outside financial advisors and outside legal counsel, that the failure of the Board of Directors of LinnCo or the Board of Directors of Linn, respectively, to effect a Linn Party Adverse Recommendation Change in response to a Linn Party Intervening Event would reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors of LinnCo or the Board of Directors of Linn, respectively, under applicable Law.

Section 5.6            Filings; Other Actions.

(a)                As promptly as reasonably practicable following the date of this Agreement, the Linn Parties and the Company shall prepare and file with the SEC the Form S-4, which will include the Joint Proxy Statement/Prospectus.  Each of the Linn Parties and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as reasonably practicable after such filing and to keep the Form S-4 effective as long as necessary to consummate the Mergers and the other Transactions.  The Linn Parties and the Company will cause the Joint Proxy Statement/Prospectus to be mailed to the Company stockholders, the Linn members and the LinnCo shareholders as soon as reasonably practicable after the Form S-4 is declared effective under the Securities Act.  The Linn Parties shall also take any action required to be taken under any applicable state or provincial securities Laws in connection with the issuance and reservation of LinnCo Common Shares in the LinnCo Merger and Linn Units in the Contribution and Issuance, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock, or holders of a beneficial interest therein, as may be reasonably requested in connection with any such action.  No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement/Prospectus will be made by a Linn Party or the Company, as applicable, without the other’s prior consent (which shall not be unreasonably withheld) and without providing the other party a reasonable opportunity to review and comment thereon.  Each of Linn, LinnCo and the Company, as applicable, will advise the other parties promptly after it receives oral or written notice of the time when the Form S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the LinnCo Common Shares issuable in connection with the LinnCo Merger for offering or sale in any jurisdiction, or any oral or written request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide the other with copies of any written communication from the SEC or any state securities commission.  If at any time prior to the LinnCo Effective Time any information relating to the Linn Parties or the Company, or any of their respective affiliates, officers or directors, is discovered by the Linn Parties or the Company which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement/Prospectus, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company, the shareholders of LinnCo and the members of Linn, as applicable.

(b)               As promptly as reasonably practicable following the clearance of the Joint Proxy Statement/Prospectus by the SEC, the Company shall take all action necessary in accordance with applicable Laws and the Company Organizational Documents to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval (the “Company Stockholders’ Meeting”) and not postpone or adjourn the Company Stockholders’ Meeting except to the extent required by applicable Law or to solicit additional proxies and votes in favor of adoption of this Agreement if sufficient votes to constitute the Company Stockholder Approval have not been obtained; provided, that, unless otherwise agreed to by the parties, the Company Stockholders’ Meeting may not be postponed or adjourned to a date that is more than 20 days after the date for which the Company Stockholders’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).  The Company will, except in the case of a Company Adverse Recommendation Change, through its Board of Directors, recommend that its stockholders adopt this Agreement and will use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals.  The Company will not submit to the vote of its stockholders any Company Takeover Proposal other than the Mergers.

(c)                As promptly as reasonably practicable following the clearance of the Joint Proxy Statement/Prospectus by the SEC, LinnCo shall take all action necessary in accordance with applicable Law and its organizational documents to duly give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the LinnCo Shareholder Approvals (the “LinnCo Shareholders’ Meeting”), including the approval of the amendments (the “LinnCo Amendments”) to the limited liability company agreement of LinnCo (the “LinnCo LLC Agreement”) set forth in Annex C and the approval of the Contribution and Issuance, and to conduct a vote of the LinnCo Shareholders with respect to the voting of the Linn Units owned by

LinnCo on the proposals to be presented at the Linn Members’ Meeting, and not postpone or adjourn the LinnCo Shareholders’ Meeting except to the extent required by applicable Law or to solicit additional proxies and votes in favor of the LinnCo Issuance, the Contribution and Issuance and the LinnCo Amendments if sufficient votes to constitute the LinnCo Shareholder Approvals have not been obtained; provided, that, unless otherwise agreed to by the parties, the LinnCo Shareholders Meeting may not be postponed or adjourned to a date that is more than 20 days after the date for which the LinnCo Shareholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).  As promptly as reasonably practicable following the clearance of the Joint Proxy Statement/Prospectus by the SEC, Linn shall take all action necessary in accordance with applicable Law and its organizational documents to duly give notice of, convene and hold a meeting of its members for the purpose of obtaining the Linn Member Approval (the “Linn Members’ Meeting”) and not postpone or adjourn the Linn Members’ Meeting except to the extent required by applicable Law or to solicit additional proxies and votes in favor of the Issuance if sufficient votes to constitute the Linn Member Approval have not been obtained; provided, that, unless otherwise agreed to by the parties, the Linn Members’ Meeting may not be postponed or adjourned to a date that is more than 20 days after the date for which the Linn Members’ Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).  LinnCo will, through its Board of Directors, except in the case of a Linn Party Adverse Recommendation Change, recommend that its shareholders approve the LinnCo Issuance and the LinnCo Amendments and will use reasonable best efforts to solicit from its shareholders proxies in favor of the LinnCo Issuance and the LinnCo Amendments and to take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of NASDAQ or applicable Law to obtain such approvals.  Linn will, through its Board of Directors, recommend that its members approve the Issuance and will use reasonable best efforts to solicit from its members proxies in favor of the approval of the Issuance and to take all other action necessary or advisable to secure the vote or consent of its members required by the rules of NASDAQ or applicable Law to obtain such approvals.  If the approval of the LinnCo Amendments by the holders of a majority of the LinnCo Common Shares entitled to vote thereon is obtained, LinnCo shall take all action necessary in accordance with applicable Law and its organizational documents to adopt the LinnCo Amendments.

(d)               Each of the parties hereto shall use their reasonable best efforts to cause the Company Stockholders’ meeting, the LinnCo Shareholders Meeting and the Linn Members’ Meeting to be held on the same date.

Section 5.7            Employee Matters.

(a)                Effective as of the LinnCo Effective Time and for a period of one year thereafter, Linn shall provide, or shall cause its applicable affiliate to provide, to each employee of the Company or its Subsidiaries who continues to be employed by Linn or its applicable affiliate following the LinnCo Effective Time (each, a “Company Employee” and together the “Company Employees”) for so long as the applicable Company Employee remains employed by Linn or its applicable affiliate, (i) base compensation that is no less favorable than was provided to the Company Employee immediately prior to the LinnCo Effective Time, and (ii) all other compensation and benefits that are substantially comparable in the aggregate to either (at the election of Linn) (A) the other compensation and benefits paid and provided to the Company

Employee immediately prior to the LinnCo Effective Time, or (B) the other compensation and benefits paid and provided to the other similarly situated employees of Linn and its Subsidiaries.

(b)               Following the Closing Date, Linn shall, or shall cause its applicable affiliate to, cause any employee benefit plans sponsored or maintained by Linn or its applicable affiliate in which the Company Employees are eligible to participate following the Closing Date (collectively, the “Post-Closing Plans”) to recognize the service of each Company Employee with the Company and its Subsidiaries and their respective predecessors prior to the Closing Date for purposes of eligibility, vesting, benefit levels and benefit accrual rates or contribution rates under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the LinnCo Effective Time under a comparable Company Benefit Plan in which such Company Employee was eligible to participate immediately prior to the LinnCo Effective Time; provided  that such recognition of service shall not (i) apply for purposes of any defined benefit retirement plan or plan that provides retiree welfare benefits, (ii) operate to duplicate any benefits of a Company Employee with respect to the same period of service, (iii) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Linn or its applicable affiliate do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation.

(c)                Without limiting Section 5.7(b) of this Agreement, for purposes of each Post-Closing Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, to the extent such plan is not a Company Benefit Plan in which a Company Employee participated immediately before the LinnCo Effective Time (“Old Plans”), (i) Linn shall cause all pre-existing condition exclusions and actively-at-work requirements of such Post-Closing Plan to be waived for such employee and his or her covered dependents, unless and to the extent the individual, immediately prior to entry in the Post-Closing Plans, was subject to such conditions under the comparable Old Plans, and (ii) Linn shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding Post-Closing Plan begins to be taken into account under such Post-Closing Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Post-Closing Plan; provided  that, in lieu of the foregoing clause (ii) Linn may provide cash payments to the Company Employee in respect of such eligible expenses incurred that are not taken into account under the applicable Post-Closing Plan.

(d)               If requested by Linn in writing delivered to the Company not less than ten business days before the Closing Date, the Board of Directors of the Company (or the appropriate committee thereof) shall adopt resolutions and take such corporate action as is necessary to terminate the Company 401(k) plans (the “Company 401(k) Plan”), effective as of the day prior to the Closing Date.  In the event of a termination of the Company 401(k) Plan  pursuant to the immediately preceding sentence, Linn shall cause a defined contribution plan that is qualified under Section 401(a) of the Code, that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code and that is established or maintained by Linn or its applicable Subsidiary (a “Linn 401(k) Plan”) to accept (immediately upon distribution) eligible rollover distributions (as defined in Section 402(c)(4) of the Code) from current and former employees of the Company and its Subsidiaries with respect to such individuals’ account balances (including loans) under such Company 401(k) Plan, if elected by any such individuals. The rollovers described herein shall comply with applicable Law, and Linn and its Subsidiaries shall make all filings and take any actions required of such party under applicable Law in connection therewith. Current and former employees of the Company and its Subsidiaries who are participants in the Company 401(k) Plan immediately prior to the LinnCo Effective Time shall be eligible as soon as reasonably practicable after the LinnCo Effective Time (but within 30 days of the LinnCo Effective Time) to participate in a Linn 401(k) Plan.

(e)                LinnCo and Linn hereby acknowledge that a “change of control” (or similar phrase) within the meaning of the Company Stock Plans and the Company Benefit Plans identified in Section 3.9(j) of the Company Disclosure Schedule will occur at or prior to the LinnCo Effective Time, as applicable.

(f)                From and after the LinnCo Effective Time, Linn shall, or shall cause its applicable affiliate to, honor all Company Benefit Plans in accordance with their terms as in effect immediately before the LinnCo Effective Time and applicable Law as such agreements and arrangements may be modified or terminated in accordance with their terms from time to time.

(g)               Nothing in this Agreement shall confer upon any Company Employee or other service provider any right to continue in the employ or service of Linn or any of its affiliates, or shall interfere with or restrict in any way the rights of Linn, the Surviving Company, the Company or any of their affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of any Company Employee at any time for any reason whatsoever, with or without cause.  In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any Company Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by Linn, the Surviving Company, the Company or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or affiliates; or (ii) alter or limit the ability of Linn, the Surviving Company or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or affiliates to amend, modify or terminate any Company Benefit Plan, employment agreement or any other benefit or employment plan, program, agreement or arrangement after the Closing Date.  Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 5.7  shall create any third party beneficiary rights in any Company Employee or current or former service provider of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 5.8            Regulatory Approvals; Efforts.

(a)                Prior to the Closing, the parties shall use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under any applicable Laws to consummate and make effective the Transactions as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Mergers and the other Transactions, (ii) the satisfaction of the conditions to consummating the Transactions, (iii) taking all reasonable actions necessary to obtain (and cooperating with each other in obtaining) any consent, authorization, Order or approval of, or any exemption by, any third party, including any

Governmental Entity (which actions shall include furnishing all information and documentary material required under the HSR Act) required to be obtained or made by the parties or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Mergers or the other Transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement.  In the event that any litigation, administrative or judicial action or other proceeding is commenced challenging the Mergers or any of the other Transactions contemplated by this Agreement, the parties shall cooperate with each other and use their respective reasonable best efforts to contest and resist any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Mergers or the other Transactions contemplated by this Agreement.  Additionally, each of the parties shall use reasonable best efforts to fulfill all conditions precedent to the Transactions and shall not take any action after the date of this Agreement that would reasonably be expected to materially hinder or delay the obtaining of, or result in not obtaining, any permission, approval or consent from any such Governmental Entity necessary to be obtained prior to Closing or to materially hinder or delay the expiration of the required waiting period under any applicable Law.  To the extent that transfers of any permits issued by any Governmental Entity are required as a result of the execution of this Agreement or the consummation of the Transactions, the parties hereto shall use reasonable best efforts to effect such transfers.

(b)               The parties shall each keep the other apprised of the status of matters relating to the completion of the Transactions and the regulatory approvals and work cooperatively in connection with obtaining all required consents, authorizations, Orders or approvals of, or any exemptions by, any Governmental Entity undertaken pursuant to the provisions of this Section 5.8.  In that regard, prior to the Closing, each party shall promptly consult with the other parties to this Agreement with respect to, provide any necessary information with respect to (and, in the case of correspondence, provide the other parties (or their counsel) copies of), all filings made by such party with any Governmental Entity or any other information supplied by such party to, or correspondence with, a Governmental Entity in connection with this Agreement and the Transactions.  Each party to this Agreement shall promptly inform the other parties to this Agreement, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication from any Governmental Entity regarding the Transactions, and permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed communication with any such Governmental Entity.  If any party to this Agreement or any Representative of such parties receives a request for additional information or documentary material from any Governmental Entity with respect to the Transactions, then such party will use reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other parties to this Agreement, an appropriate response in substantial compliance with such request.  No party shall participate in any meeting or teleconference with any Governmental Entity (other than teleconferences with respect to non-substantive or ministerial matters) in connection with this Agreement and

Transactions unless it consults with the other parties in advance and, to the extent not prohibited by such Governmental Entity, gives the other parties the opportunity to attend and participate thereat.  Each party shall furnish the other parties with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to the Transactions, and furnish the other parties with such necessary information and reasonable assistance as such other parties may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity; provided, however, that materials provided pursuant to this Section 5.8 may be redacted (i) to remove references concerning the valuation of the Company and Transactions or other confidential information, (ii) as necessary to comply with contractual arrangements and (iii) as necessary to address reasonable privilege concerns.

(c)                Subject to the terms and conditions herein provided and without limiting the foregoing, the Linn Parties and the Company shall use reasonable best efforts to (i) file, as promptly as practicable, but in any event no later than ten (10) business days after the date of this Agreement, all notifications required under the HSR Act; (ii) cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the other Transactions contemplated hereby, (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, (C) assuring that all such filings are in material compliance with the requirements of any applicable Law; (iii) ensure the prompt expiration or termination of any applicable waiting period and clearance or approval by any relevant Governmental Entity, including defense against, and the resolution of, any objections or challenges, in court or otherwise, by any relevant Governmental Entity preventing consummation of the Mergers or the other Transactions; and (iii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things advisable to consummate and make effective the Mergers and the other Transactions contemplated hereby as promptly as practicable.  In the event that the parties receive a request for information or documentary material pursuant to the HSR Act (a “Second Request”), the parties will use their respective reasonable best efforts to respond to such Second Request as promptly as practicable, and counsel for each of the parties will closely cooperate during the entirety of any such Second Request review process.

(d)               The Linn Parties shall and, shall cause their respective Subsidiaries to, propose, negotiate, offer to commit and effect (and if such offer is accepted, commit to and effect), by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such assets or businesses of the Linn Parties or any of their respective Subsidiaries, or effective as of the LinnCo Effective Time, the Surviving Company or its Subsidiaries, or otherwise offer to take or offer to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of the Linn Parties, the Surviving Company, or any of their respective Subsidiaries) which it is lawfully capable of taking and if the offer is accepted, take or commit to take such action (each a “Divestiture Action”), in each case, as may be required in order to avoid the commencement of any action to prohibit the Mergers or any of the other Transactions, or if already commenced, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action so as to enable the

Closing to occur as soon as reasonably possible (and in any event, not later than the End Date). To assist the Linn Parties in complying with its obligations set forth in this Section 5.8(d), at either Linn Party’s request the Company shall, and shall cause its Subsidiaries to, enter into one or more agreements prior to the Closing with respect to any Divestiture Action; provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action shall be conditioned upon the Closing. The Company shall not, without the written consent of the Linn Parties, publicly or before any Governmental Entity or other third party, offer, suggest, propose or negotiate, and shall not commit to or effect, by consent decree, hold separate order or otherwise, any Divestiture Action. Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.8 or elsewhere shall require, or be deemed to require, either Linn Party or any of their respective Subsidiaries to take or agree to take any Divestiture Action if doing so would, individually or in the aggregate, be reasonably likely to result in a Company Material Adverse Effect or a Linn Party Material Adverse Effect.

Section 5.9            Takeover Statutes.

   If any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar state anti-takeover Laws and regulations may become, or may purport to be, applicable to either  Merger or any of the other Transactions, each party  shall grant such approvals and take such actions as are reasonably necessary so that the Transactions  may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.

Section 5.10        Public Announcements.

   The parties shall use reasonable best efforts to develop a joint communications plan and each party shall use reasonable best efforts to ensure that all press releases and other public statements with respect to the Transactions, to the extent they have not been previously issued or disclosed, shall be consistent with such joint communications plan.  Unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, each party shall consult with each other before issuing any press release or public statement with respect to the Transactions and, subject to the requirements of applicable Law or the rules of any securities exchange, shall not issue any such press release or public statement prior to such consultation.  The parties agree to issue a mutually acceptable initial joint press release announcing this Agreement.

Section 5.11        Indemnification and Insurance.

(a)                The Linn Parties agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the LinnCo Effective Time, whether asserted or claimed prior to, at or after the LinnCo Effective Time, now existing in favor of the current or former directors, officers or employees, as the case may be, of the Company, HoldCo or their respective Subsidiaries as provided in their respective certificates of incorporation or bylaws or other organizational documents or in any agreement shall survive Transactions and shall continue in full force and effect.  For a period of six years from the LinnCo Effective Time, the Linn Parties shall maintain in effect any and all exculpation, indemnification and advancement of expenses provisions of the Company’s, HoldCo’s and any of their respective Subsidiaries’ certificates of incorporation and bylaws or similar organizational documents in effect immediately prior to the LinnCo Effective Time or in any indemnification agreements of the Company, HoldCo or their respective Subsidiaries with any of their respective current or former directors, officers or employees in effect immediately prior to the LinnCo Effective Time, and shall not amend, repeal or otherwise modify any such provisions or the exculpation, indemnification or advancement of expenses provisions of the Surviving Company’s organizational documents in any manner that would adversely affect the rights thereunder of any individuals who immediately before the LinnCo Effective Time were current or former directors, officers or employees of the Company or any of its Subsidiaries; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Action pending or asserted or any claim made within such period shall continue until the disposition of such Action or resolution of such claim.  From and after the LinnCo Effective Time, the Linn Parties shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.11 without limit as to time.

(b)               The Linn Parties and the Surviving Company shall, jointly and severally, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing) each current and former director, officer or employee of the Company, HoldCo or any of their respective Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company, HoldCo or any of their respective Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party”), in each case against any costs or expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by applicable Law; provided, however, that the Indemnified Party to whom expenses are advanced provides an undertaking consistent with the Company Organizational Documents, if and only to the extent required by Delaware Law, to repay such amounts if it is ultimately determined that such person is not entitled to indemnification), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of, relating to or in connection with any action or omission by them in their capacities as such occurring or alleged to have occurred whether before or after the LinnCo Effective Time (including acts or omissions in connection with such Indemnified Party serving as an officer, director, employee or other fiduciary of any entity if such service was at the request or for the benefit of the Company).  In the event of any such Action, the Linn Parties and the Surviving Company shall cooperate with the Indemnified Party in the defense of any such Action

(c)                For a period of six years from the LinnCo Effective Time, the Linn Parties shall cause to be maintained in effect the coverage provided by the policies of directors’ and officers’ liability insurance and fiduciary liability insurance in effect as of the date hereof by the Company and its Subsidiaries with respect to matters existing or arising on or before the LinnCo Effective Time; provided, however, that the Linn Parties shall not be required to pay, in respect of any year after the LinnCo Effective Time, annual premiums in excess of 300% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages (the “Maximum Amount”) required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for such amount.  If the Company elects, in its sole discretion, then the Company may, prior to the LinnCo Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the LinnCo Effective Time that were committed or alleged to have been committed by such Indemnified Parties in their capacity as such; provided  that in no event shall the cost of such policy, if purchased by the Company, exceed six (6) times the Maximum Amount and, if such a “tail policy” is purchased, the Linn Parties shall have no further obligations under this Section 5.11(c).

(d)               The Linn Parties shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 5.11.

(e)                The rights of each Indemnified Party shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the certificate of incorporation or bylaws or other organizational documents of the Company or any of its Subsidiaries, the Linn Parties or the Surviving Company, any other indemnification arrangement, the DGCL or otherwise.

(f)                In the event that any Linn Party or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of such Linn Party, as the case may be, shall assume the obligations of such party set forth in this Section 5.11.  Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries or their respective officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.11 is not prior to, or in substitution for, any such claims under any such policies.

(g)               The obligations of the Linn Parties under this Section 5.11 shall not be terminated, amended or modified in any manner so as to adversely affect any Indemnified Party (including their successors, heirs and legal representatives) to whom this Section 5.11 applies without the consent of such Indemnified Party.  It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) the Indemnified Parties to whom this Section 5.11 applies shall be third-party beneficiaries of this Section 5.11, and (ii) this Section 5.11 shall survive consummation of the Mergers and shall be enforceable by such Indemnified Parties and their respective successors, heirs and legal representatives against the Linn Parties and their respective successors and assigns.

Section 5.12        Control of Operations.

   Without in any way limiting any party’s rights or obligations under this Agreement, the parties understand and agree that (a) nothing contained in this Agreement shall give either Linn Party or the Company, directly or indirectly, the right to control or direct the other party’s operations prior to the LinnCo Effective Time and (b) prior to the LinnCo Effective Time, each of the Company and the Linn Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.13        Section 16 Matters.

   Prior to the LinnCo Effective Time, LinnCo and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of LinnCo Common Shares (including derivative securities with respect to LinnCo Common Shares) resulting from the Transactions  by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or will become subject to such reporting requirements with respect to LinnCo or Linn, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14        Transaction Litigation.

   Subject to applicable Law, the Company shall give LinnCo the opportunity to participate in the Company’s defense or settlement of any stockholder  litigation against the Company and/or its directors or executive officers relating to the Transactions, including the Mergers.  The Company agrees that, except to the extent permitted pursuant to Section 5.1(b)(O),  it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against the Company or its directors, executive officers or similar persons by any stockholder  of the Company relating to this Agreement or the Transactions without the prior written consent of the Linn Parties (such consent not to be unreasonably withheld).

Section 5.15        Certain Tax Matters.

The parties shall cooperate and use their respective reasonable efforts in order for the Company and LinnCo to obtain the tax opinions referenced in Section 6.2(e), Section 6.2(f) and Section 6.3(d).  None of the Company or any of its Subsidiaries or the Linn Parties or any of their respective Subsidiaries shall knowingly take or omit to take any action if such action or failure to act would be reasonably likely to prevent or impede (a) (i) the HoldCo Merger and the Company Conversion, taken together, or (ii) the LinnCo Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (b) the issuance of Linn Units to LinnCo pursuant to the Contribution and Issuance from qualifying as an exchange to which Section 721(a) of the Code applies; provided  that this clause (b) shall not prohibit any distribution of cash or other property from Linn to LinnCo to which LinnCo is entitled pursuant to the limited liability company agreement of Linn.  Each party will report the transactions described in the preceding sentence in the manner set forth therein except (i) to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, or (ii) solely with respect to clause (b) of the preceding sentence, to the extent otherwise required by applicable law with respect to any transfer of money or other consideration from Linn to LinnCo during the two-year period following the date of the Contribution (other than (A) any operating cash flow distribution (as such term is defined in Treasury Regulation Section 1.707-4(b)(2)) or (B) any  assumption of liabilities by Linn, for federal income tax purposes, resulting from the transactions contemplated by Section 1.1(d)(ii) hereof).

Section 5.16        NASDAQ Listing.

LinnCo shall cause the LinnCo Common Shares to be issued in the LinnCo Merger and such other LinnCo Common Shares to be reserved for issuance in connection with the LinnCo Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Closing Date.  Linn shall cause the Linn Units to be issued in the Contribution and Issuance to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Closing Date.

Section 5.17        Derivative Transactions.

  The Company has implemented or will implement the Derivative transactions with respect to its Hydrocarbon production as described on Section 5.17 of the Company Disclosure Schedule (the “Derivative Transactions”).  Linn shall promptly reimburse the Company for all costs and expenses associated with the execution of the Derivative Transactions.  The parties agree as follows:

(a)                if this Agreement is terminated pursuant to Section 7.1 (other than (x) a termination pursuant to Section 7.1(g) or 7.1(i), (y) a termination pursuant to Section 7.1(f) as a result of a Willful Breach by the Company of its obligations under this Agreement or (z) a termination pursuant to Section 7.1(e) as a result of a Willful Breach by any Linn Party of its obligations under this Agreement), then (i) if the termination of the Derivative Transactions as of the Termination Date would result in a net loss (including costs and expenses) as a whole as of the Termination Date to the Company (a “Net Derivatives Loss”), then the Linn Parties shall, jointly and severally, pay to the Company an amount of cash equal to the Net Derivatives Loss; and (ii) if the termination of the Derivative Transactions as of the Termination Date would result in a net gain (after taking into account costs and expenses (including Taxes) thereof) as a whole as of the Termination Date to the Company (a “Net Derivatives Gain”), then the Company shall pay to LinnCo an amount of cash equal to the Net Derivatives Gain, in each case within five business days after the Termination Date;

(b)               if this Agreement is terminated pursuant to Section 7.1(g)(i) or 7.1(i), then the Company Parties, on the one hand, and the Linn Parties, on the other hand, shall (i) in the event of a Net Derivatives Loss, bear and be responsible for half of such Net Derivatives Loss; and (ii) in the event of a Net Derivatives Gain, receive half of such Net Derivatives Gain (it being agreed that the Parties hereto shall make such payments to each other to achieve the foregoing economic result within five business days after the Termination Date);

(c)                if this Agreement is terminated pursuant to Section 7.1(f) as a result of a Willful Breach by the Company of its obligations under this Agreement or pursuant to Section 7.1(g)(ii), then (i) in the event of a Net Derivatives Loss, the Company shall bear and be responsible for all of such Net Derivatives Loss; and (ii) in the event of a Net Derivatives Gain, the Company shall pay to LinnCo an amount of cash equal to the Net Derivatives Gain within five business days after the Termination Date; and

(d)               if this Agreement is terminated pursuant to Section 7.1(e) as a result of a Willful Breach by any Linn Party of its obligations under this Agreement, then (i) in the event of a Net Derivatives Loss, the Linn Parties shall, jointly and severally, pay to the Company an amount of cash equal to the Net Derivatives Loss and (ii) in the event of a Net Derivatives Gain, the Company shall retain and receive all of such Net Derivatives Gain.

Section 5.18        Approvals by the Company, HoldCo and LinnCo.

   Immediately following the execution of this Agreement by the parties hereto, this Agreement shall be adopted by (a) the Company, as the sole stockholder of Holdco, (b) Holdco, as the sole stockholder of Bacchus Merger Sub and (c) LinnCo, as the sole equityholder of LinnCo Merger Sub, and, immediately following the HoldCo Effective Time, Holdco shall approve the Company Conversion as the sole stockholder of the Company and shall approve, or shall cause its Subsidiaries to approve, the Subsidiary Conversions.

Section 5.19        Certain Transfer Taxes.

  Any liability arising out of any real estate transfer Tax with respect to interests in real property owned directly or indirectly by the Company or any of its Subsidiaries immediately prior to the HoldCo Merger, if applicable with respect to either of the Mergers, the Conversion or the Contribution, shall be borne by Linn and expressly shall not be a liability of stockholders of the Company.

Article VI.

CONDITIONS TO THE PRINCIPAL TRANSACTIONS

Section 6.1            Conditions to Each Party’s Obligation to Effect the Principal Transactions.

  The respective obligations of each party to effect the Principal Transactions shall be subject to the fulfillment (or waiver by all parties, to the extent permissible under applicable Law) at or prior to the HoldCo Effective Time of the following conditions:

(a)                Each of the Company Stockholder Approval, the LinnCo Shareholder Approvals and the Linn Member Approval shall have been obtained.

(b)               No injunction by any court or other tribunal of competent jurisdiction shall have been entered and shall continue to be in effect and no Law shall have been adopted or be effective, in each case that prohibits the consummation of either Merger or any of the other Principal Transactions.

(c)                The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC.

(d)               The LinnCo Common Shares to be issued in the LinnCo Merger and the Linn Common Units to be issued in the Issuance shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(e)                All waiting periods applicable to the Mergers under the HSR Act, including any secondary acquisition notifications pursuant to 16 C.F.R. § 801.4, shall have expired or been terminated.

Section 6.2            Conditions to Obligation of the Company to Effect the Mergers and the Conversion.

  The obligation of the Company to effect the Mergers and the Conversion is further subject to the fulfillment (or waiver by the Company) at or prior to the HoldCo Effective Time of the following conditions:

(a)                (i) The representations and warranties of Linn Parties set forth in this Agreement qualified by Linn Party Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii)  the representations and warranties of Linn Parties set forth in Sections 4.1(b) and 4.1(c)  shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, and (iii) the other representations and warranties of the Linn Parties set forth in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the

Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct have not and would not, individually or in the aggregate, have a Linn Party Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b)               The Linn Parties shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the LinnCo Effective Time.

(c)                LinnCo shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of LinnCo, certifying to the effect that the conditions set forth in Section 6.2(a) have been satisfied and the conditions set forth in Section 6.2(b), solely to the extent they relate to LinnCo, have been satisfied, and Linn shall have delivered to the Company a certificate, dated the Closing Date and signed by the Chief Executive Officer or another senior officer of Linn, certifying to the effect that the conditions set forth in Section 6.2(b), solely to the extent they relate to Linn, have been satisfied.

(d)               All of the conditions to the Contribution (other than the conditions contained in Section 4.1(b) and Section 4.2(b) of the Contribution Agreement) shall have been fulfilled or waived.

(e)                The Company shall have received a written opinion from Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated as of the Closing Date, and based on facts, representations, assumptions and exclusions set forth or referred to in such opinion, to the effect that each of (i) the Holdco Merger and the Company Conversion, taken together, and (ii) the LinnCo Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations, warranties and covenants of officers of the Company, Holdco, LinnCo, Linn and others reasonably requested by such counsel. The condition set forth in this Section 6.2(e) shall not be waivable after receipt of the Company Stockholder Approval or the LinnCo Shareholder Approvals if such waiver would require further stockholder or shareholder approval to be obtained, unless such further approval is obtained with appropriate disclosure.

(f)                LinnCo shall have received a written opinion from Latham & Watkins LLP, counsel to LinnCo, dated as of the Closing Date, and based on facts, representations, assumptions and exclusions set forth or referred to in such opinion (including an exclusion to the effect that the opinion may not apply to the extent LinnCo receives money or other consideration, other than operating cash flow distributions (as such term is defined in Treasury regulation Section 1.707-4(b)(2)), from Linn during the two-year period following the date of the Contribution, provided that this exclusion shall not apply with respect to any assumption of liabilities by Linn, for federal income tax purposes, resulting from the transactions contemplated by Section 1.1(d)(ii) hereof), to the effect that the Contribution and the Issuance should qualify as an exchange to which Section 721(a) of the Code applies, which opinion shall be in form and substance reasonably satisfactory to the Company.  In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations, warranties and covenants of officers of LinnCo, Linn and others reasonably requested by such counsel.  The condition set forth in this Section 6.2(f) shall not be waivable after receipt of the Company Stockholder Approval or the LinnCo Shareholder Approval if such waiver would require further stockholder or shareholder approval to be obtained, unless such further approval is obtained with appropriate disclosure.

Section 6.3            Conditions to Obligation of LinnCo to Effect the LinnCo Merger.

   The obligation of LinnCo to effect the LinnCo Merger is further subject to the fulfillment (or the waiver by LinnCo) at or prior to the LinnCo Effective Time of the following conditions:

(a)                (i) The representations and warranties of the Company set forth in this Agreement qualified by Company Material Adverse Effect shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, (ii) the representations and warranties of the Company set forth in Section 3.2(a) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for any de minimis inaccuracies, and (iii) the other representations and warranties of the Company set forth in this Agreement shall be true and correct both at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where such failures to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) and (iii), as applicable) only as of such date or period.

(b)               The Company shall have in all material respects performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the LinnCo Effective Time.

(c)                The Company shall have delivered to LinnCo a certificate, dated the Closing Date and signed by its Chief Executive Officer or another senior officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

(d)               LinnCo shall have received a written opinion from Latham & Watkins LLP, counsel to LinnCo, dated as of the Closing Date, and based on facts, representations, assumptions and exclusions set forth or referred to in such opinion, to the effect that the LinnCo Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations, warranties and covenants of officers of the Company, Holdco, LinnCo, Linn and others reasonably requested by such counsel.  The condition set forth in this Section 6.3(d) shall not be waivable after receipt of the Company Stockholder Approval or the LinnCo Shareholder Approvals if such waiver would require further stockholder or shareholder approval to be obtained, unless such further approval is obtained with appropriate disclosure.

Section 6.4            Frustration of Closing Conditions.

   No party may rely, either as a basis for not consummating the Principal Transactions or terminating this Agreement and abandoning the Principal Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or

Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s material breach of this Agreement.

Article VII.

TERMINATION

Section 7.1            Termination or Abandonment.

   Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the LinnCo Effective Time, whether before or after any approval of the matters presented in connection with the Transactions by the stockholders  of the Company, the shareholders of LinnCo or the members of Linn:

(a)                by the mutual written consent of LinnCo and the Company;

(b)               by any Linn Party or the Company, if the Mergers shall not have been consummated on or prior to October 31, 2013 (the “End Date”); provided, however, that if all of the conditions to Closing, other than the conditions set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(e), shall have been satisfied or shall be capable of being satisfied at such time, the End Date may be extended by either any Linn Party or the Company from time to time by written notice to the other party up to a date not beyond January 31, 2014, the latest of any of which dates shall thereafter be deemed to be the End Date; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the material breach by such party of any representation, warranty, covenant or other agreement of such party set forth in this Agreement;

(c)                by any Linn Party or the Company, if an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Principal Transactions and such injunction shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to a party if such injunction was due to the failure of such party to perform any of its obligations under this Agreement;

(d)               by any Linn Party or the Company, if (i) the Company Stockholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Company Stockholder Approval shall not have been obtained, (ii) the LinnCo Shareholders’ Meeting (including any adjournments or postponements thereof) shall have concluded and the LinnCo Shareholder Approvals shall not have been obtained or (iii) the Linn Members’ Meeting (including any adjournments or postponements thereof) shall have concluded and the Linn Member Approval shall not have been obtained;

(e)                by the Company, if either Linn Party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, such Linn Party does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from the Company describing such breach or failure in reasonable detail (provided  that the Company is not then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.3(a) or 6.3(b));

(f)                by any Linn Party, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) by its nature, cannot be cured prior to the End Date or, if such breach or failure is capable of being cured by the End Date, the Company does not diligently attempt or ceases to diligently attempt to cure such breach or failure after receiving written notice from any Linn Party describing such breach or failure in reasonable detail (provided  that no Linn Party is then in material breach of any representation, warranty, covenant or other agreement contained herein, which would itself result in a failure of a condition set forth in Section 6.2(a) or 6.2(b));

(g)               by any Linn Party, prior to receipt of the Company Stockholder Approval, (i) in the event of a Company Adverse Recommendation Change or (ii) in the event the Company shall have Willfully Breached Section 5.4, other than in the case where (A) such Willful Breach is a result of an isolated action by a person that is a Representative of the Company, (B) the Company uses reasonable best efforts to remedy such Willful Breach and (C) the Linn Parties are not significantly harmed as a result thereof;

(h)               by the Company, prior to receipt of both the LinnCo Shareholder Approvals and the Linn Member Approval, in the event of a Linn Party Adverse Recommendation Change;

(i)                 by the Company, prior to receipt of the Company Stockholder Approval and if the Company has complied in all material respects with its obligations under Section 5.4, in order to enter into a definitive agreement with respect to a Superior Takeover Proposal (which definitive agreement shall be entered into concurrently with, or promptly following, the termination of this Agreement pursuant to this Section 7.1(i)); provided  that any such purported termination by the Company pursuant to this Section 7.1(i) shall be void and of no force or effect unless the Company pays to LinnCo the Company Termination Fee in accordance with Section 7.3(a).

Section 7.2            Effect of Termination.

   In the event of termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.3 and Article VIII), and there shall be no other liability on the part of any party to any other party except as provided in Section 7.3 and, subject to Section 7.3(i), any liability arising out of or the result of, fraud or any willful or intentional breach of any covenant or agreement occurring prior to termination or as provided for in the Confidentiality Agreement, in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity.

Section 7.3            Termination Fees; Expenses.

(a)                If this Agreement is terminated by the Company pursuant to Section 7.1(i), then the Company shall pay to LinnCo the Company Termination Fee, by wire transfer to the account designated by LinnCo in immediately available funds, upon termination of this Agreement and as a condition to the effectiveness of such termination.

(b)               If this Agreement is terminated by any Linn Party or the Company pursuant to Section 7.1(d)(i) and prior to the Company Stockholders’ Meeting, any person (other than any Linn Party or any of their respective affiliates) shall have made a Company Takeover Proposal, which shall have been publicly announced or publicly disclosed or otherwise publicly communicated to the Board of Directors of the Company and not have been withdrawn at least ten (10) days prior to the Company Stockholders’ Meeting, then the Company shall pay to LinnCo the LinnCo Expenses, by wire transfer to the account designated by LinnCo in immediately available funds, within two business days following the Company Stockholders’ Meeting, and, if within twelve months after such termination of this Agreement, the Company shall have consummated, or shall have entered into an agreement to consummate (which may be consummated after such twelve-month period), a Company Takeover Proposal, then the Company shall pay to LinnCo an amount equal to the Company Termination Fee minus  the LinnCo Expenses previously paid or reimbursed by the Company, by wire transfer to the account designated by LinnCo in immediately available funds, on the earlier of the public announcement of the Company’s entry into such agreement or the consummation of any such Acquisition Transaction.

(c)                If this Agreement is terminated (i) by any Linn Party pursuant to Section 7.1(g), (ii) by the Company pursuant to Section 7.1(b) and, at the time of such termination, (A) the Company Stockholder Approval shall not have been obtained and (B) any Linn Party would have been permitted to terminate this Agreement pursuant to Section 7.1(g), or (iii) by any Linn Party (1) pursuant to Section 7.1(f) due to a breach of the Company’s covenants contained in this Agreement and, at the time of such breach, a Company Takeover Proposal shall have been announced or disclosed or otherwise communicated to the Board of Directors of the Company and not have been withdrawn or (2) pursuant to Section 7.1(f) due to a breach of the Company’s covenants contained in Section 5.6(b), then the Company shall pay to LinnCo the Company Termination Fee, by wire transfer to such account designated by LinnCo in immediately available funds, in the case of any termination by any Linn Party, within two business days of such termination, and in the case of any termination by the Company, prior to or concurrently with such termination.

(d)               If this Agreement is terminated (i) by the Company pursuant to Section 7.1(h), (ii) by any Linn Party pursuant to Section 7.1(b) and, at the time of such termination, (A) one or both of the LinnCo Shareholder Approvals or the Linn Member Approval shall not have been obtained and (B) the Company would have been permitted to terminate this Agreement pursuant to Section 7.1(h), or (iii) by the Company pursuant to Section 7.1(e) due to a breach of a Linn Party’s covenants contained in Section 5.6(c), then LinnCo shall pay to the Company the LinnCo Termination Fee, by wire transfer to such account designated by the Company in immediately available funds, in the case of any termination by the Company, within two business days of such termination, and in the case of any termination by any Linn Party, prior to or concurrently with such termination.

(e)                If this Agreement is terminated by the Company pursuant to Section 7.1(e) due to a breach of a Linn Party’s covenants contained in this Agreement (other than due to a breach of Section 5.6(c)), then LinnCo shall pay to the Company the Company Expenses, by wire transfer to the account designated by the Company in immediately available funds, within two business days following such termination.

(f)                If this Agreement is terminated by any Linn Party pursuant to Section 7.1(f) due to a breach of the Company’s covenants contained in this Agreement (other than due to a breach for which the Company Termination Fee is payable under Section 7.3(c)), then the Company shall pay to LinnCo the LinnCo Expenses, by wire transfer to the account designated by LinnCo in immediately available funds, within two business days following such termination.

(g)               Solely for purposes of this Section 7.3, “Company Takeover Proposal” shall have the meaning ascribed thereto in Section 8.15(b), except that all references to 25% shall be changed to 50%.

(h)               “Company Termination Fee” and “LinnCo Termination Fee” shall each mean a cash amount equal to $83,700,000.  “LinnCo Expenses” and “Company Expenses” shall each mean $25,700,000 to be paid in respect of LinnCo’s and Linn’s expenses (in the case of the LinnCo Expenses) and the Company’s expenses (in the case of the Company Expenses) in connection with this Agreement.

(i)                 Notwithstanding anything to the contrary in this Agreement, (i) if the Company Termination Fee shall become due and payable in accordance with Section 7.3(a), 7.3(b)  or 7.3(c), or if the LinnCo Expenses shall become due and payable in accordance with Section 7.3(f), then from and after such termination and payment of the Company Termination Fee or the LinnCo Expenses, as applicable pursuant to and in accordance with Section 7.3(a), 7.3(b), 7.3(c)  or 7.3(f), as applicable, the Company shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud or willful misconduct by the Company; and (ii) if the LinnCo Termination Fee shall become due and payable in accordance with Section 7.3(d) or if the Company Expenses shall become due and payable in accordance with Section 7.3(e), then from and after such termination and payment of the LinnCo Termination Fee or Company Expenses, as applicable, pursuant to and in accordance with Section 7.3(d), or 7.3(e), as applicable, the Linn Parties shall have no further liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby, except in the case of fraud or willful misconduct by any Linn Party.

(j)                 Each of the parties hereto acknowledges that the Company Termination Fee, the Company Expenses reimbursement, the Linn Termination Fee and LinnCo Expense reimbursement are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate the Linn Parties in the circumstances in which the Company Termination Fee and/or LinnCo Expense reimbursement are due and payable and will compensate the Company in the circumstances in which the LinnCo Termination Fee and/or

Company Expenses are due and payable and, in each case, which do not involve fraud or willful misconduct, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.  In no event shall LinnCo be entitled to more than one payment of the Company Termination Fee and LinnCo Expense reimbursement, and in no event shall the Company be required to pay LinnCo an amount in excess of the Company Termination Fee pursuant to all provisions of this Section 7.3, in connection with a termination of this Agreement pursuant to which such Company Termination Fee and/or LinnCo Expense reimbursement are payable.  In no event shall the Company be entitled to more than one payment of the LinnCo Termination Fee and Company Expense reimbursement, and in no event shall LinnCo be required to pay to the Company an amount in excess of the LinnCo Termination Fee pursuant to all provisions of this Section 7.3, in connection with a termination of this Agreement pursuant to which such LinnCo Termination Fee and/or Company Expense reimbursement are payable.

(k)               Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement.  Accordingly, if any party fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (i) such party shall reimburse the other party that should have received such amount for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related Actions commenced and (ii) such party shall pay to the other party that should have received such amount interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

Article VIII.

MISCELLANEOUS

Section 8.1            No Survival.

   None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Mergers, except for covenants and agreements which contemplate performance after the LinnCo Effective Time or otherwise expressly by their terms survive the LinnCo Effective Time.

Section 8.2            Expenses.

   Except as set forth in Section 7.3, whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Mergers, this Agreement and the Transactions  shall be paid by the party incurring or required to incur such expenses.

Section 8.3            Counterparts; Effectiveness.

   This Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties.  Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 8.4            Governing Law.

   This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws  of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws  of any jurisdiction other than the State of Delaware.

Section 8.5            Jurisdiction; Specific Enforcement.

   The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that, in addition to any other remedy that may be available to it, including monetary damages, each of the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative, except as may be limited by Section 7.3.  The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.  In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 8.7; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 8.6            WAIVER OF JURY TRIAL.

  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7            Notices.

  All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when received when sent by email or facsimile by the party to be notified, provided, however, that notice given by email or facsimile shall not be effective unless either (i) a duplicate copy of such email or fax notice is promptly given by one of the other methods described in this Section 8.7 or (ii) the receiving party delivers a written confirmation of receipt for such notice either by email or fax or any other method described in this Section 8.7; or (c) when delivered by courier (with confirmation of delivery); in each case to the party to be notified at the following address:

To LinnCo or Linn:

600 Travis, Suite 5100
              Houston, Texas  77002
              Facsimile:  (281) 840-4001
              Attention:   Charlene A. Ripley

      Senior Vice President and General Counsel
                    David B. Rottino
                    Senior Vice President, Finance and Business Development
Email:         cripley@linnenergy.com
                    drottino@linnenergy.com

with copies to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas  77002
Facsimile:  (713) 546-7483
Attention:  Michael E. Dillard
                  Sean T. Wheeler
Email:        michael.dillard@lw.com
                  sean.wheeler@lw.com

To the Company:

1999 Broadway, Suite 3700

Denver, Colorado 80202

Facsimile:  (303) 999-4401
Attention:  Davis O. O’Connor

                  Vice President, General Counsel and Secretary
Email:        doo@bry.com

with copies to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York  10019
Facsimile:  (212) 403-1394
Attention:  Daniel A. Neff
                  David K. Lam
Email:        DANeff@wlrk.com
                  DKLam@wlrk.com

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8            Assignment; Binding Effect.

   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided, however, that LinnCo may assign any of its  rights hereunder to a wholly owned direct or indirect Subsidiary of LinnCo without the prior written consent of the Company or any other party hereto, but no such assignment shall relieve LinnCo of any of its obligations hereunder.  Subject to the first sentence of this Section 8.8, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  Any purported assignment not permitted under this Section 8.8  shall be null and void.

Section 8.9            Severability.

   Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 8.10        Entire Agreement.

   This Agreement together with the exhibits hereto, schedules hereto and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among  the parties, or any of them, with respect to the subject matter hereof and thereof, and this Agreement is not intended to grant standing to any person other than the parties hereto.

Section 8.11        Amendments; Waivers.

   At any time prior to the LinnCo Effective Time, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto; provided, however, that after receipt of Company Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the NYSE require further approval of the stockholders  of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders  of the Company.  Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12        Headings.

   Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.  The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.13        No Third-Party Beneficiaries.

   Each of the Linn Parties and the Company agrees that (a) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) after the LinnCo Effective Time, except for (i) the provisions of Section 5.11  and (ii) the right of the Company’s stockholders to receive the Merger Consideration on the terms and conditions of this Agreement and for the Contribution and Issuance to occur, this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.14        Interpretation.

   When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  References in this Agreement to specific laws or to specific provisions of laws shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein or in any agreement or instrument referred to herein shall mean such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

Section 8.15        Definitions.

(a)          General Definitions.  References in this Agreement to “Subsidiaries” of any party means any corporation, partnership, association, trust or other form of legal entity of which (i) fifty percent (50%) or more of the voting power of the outstanding voting securities are on the date hereof directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner or managing member on the date hereof.  References in this Agreement (except as specifically otherwise defined) to “affiliates” means, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.  References in this Agreement (except as specifically otherwise defined) to “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.  As used in this Agreement, “knowledge” means (i) with respect to the Linn Parties, the actual knowledge of the individuals listed in Section 8.15(a) of the Linn Party Disclosure Schedule and (ii) with respect to the Company, the actual knowledge of the individuals listed on Section 8.15(a) of the Company Disclosure Schedule.  As used in this Agreement, “business day” means any day other than a Saturday, Sunday or other day on which the banks in New York are authorized by Law to remain closed.

(b)         Certain Specified Definitions.  As used in this Agreement:

(i)                 “Company Deferred Compensation Plan” means the Non-Employee Director Deferred Stock and Compensation Plan.

(ii)               “Company Intervening Event” means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board of Directors of the Company as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Board of Directors of the Company as of the date of this Agreement), which event, fact, circumstance, development, occurrence, magnitude or material consequences becomes known to or by the Board of Directors of the Company  prior to obtaining the Company Stockholder Approval; provided, however, (A) if the Company Intervening Event relates to an event, fact, circumstance, development or occurrence involving the Company, then such event, fact, circumstance, development or occurrence shall not constitute a Company Intervening Event if such event, change, effect, development or occurrence: (i) generally affects the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world; or (ii)

results from or arises out of (a) any changes or developments in the industries in which the Company or its Subsidiaries conducts its business, (b) any changes or developments in prices for oil, natural gas or other commodities or for raw material inputs and end products, (c) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), and (d) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, and (B) if the Company Intervening Event relates to an event, fact, circumstance, development or occurrence involving either LinnCo or Linn, then such event, fact, circumstance, development or occurrence shall not constitute a Company Intervening Event unless it has a Linn Party Material Adverse Effect; provided  that, in determining whether a Linn Party Material Adverse Effect has occurred for these purposes, the Board of Directors of the Company may consider changes in Law after the date hereof that would, or would reasonably be expected to, have a material adverse consequence on the amount of Linn’s U.S. federal income tax payments.

(iii)             “Company Material Adverse Effect” means an event, change, effect, development or occurrence that has had, or would be reasonably likely to have, a material adverse effect on the business, financial condition or continuing results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change, effect, development or occurrence resulting from or arising out of:  (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates), (2) any changes or developments generally in the industries in which the Company or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to any of the Transactions (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Sections 3.3 or 3.20  (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any taking of any action at the request of either Linn Party;  (5) any changes or developments in prices for oil, natural gas or other commodities or for the Company’s raw material inputs and end products, (6) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards or interpretations thereof, (8) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition) or (10) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Company Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

(iv)             “Company Stock Plans” mean the Company’s 1994 Stock Option Plan, the Company’s 2005 Equity Incentive Plan and the Company’s 2010 Equity Incentive Plan.

(v)               “Company Superior Proposal” means a bona fide, unsolicited written Company Takeover Proposal (A) that if consummated would result in a third party (or in the case of a merger in which the Company issues stock to such third party, the stockholders of such third party) acquiring, directly or indirectly, 75% or more of the outstanding Company Common Stock or more than 75% of the consolidated assets (based on the fair market value thereof) of the Company and its Subsidiaries, taken as a whole, (B) that the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel, is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Company Takeover Proposal and (C) that the Board of Directors of the Company determines in good faith, after consultation with its outside financial advisor and outside legal counsel (taking into account at the time of determination any changes to this Agreement irrevocably offered by the Linn Parties in response to such Company Takeover Proposal, and all financial, legal, regulatory and other aspects of such Company Takeover Proposal, including all conditions contained therein and the person making such proposal, and this Agreement and any other factors deemed relevant by the Board of Directors of the Company), is more favorable to the stockholders of the Company than the Mergers.

(vi)             “Company Takeover Proposal” means any bona fide proposal or offer made by a third party (other than any offer or proposal by any Linn Party or its affiliates) for or with respect to any acquisition, whether by a merger, consolidation, tender offer, exchange offer, business combination, recapitalization, binding share exchange, joint venture or other similar transaction, of (A) more than 25% or more of the Company’s consolidated assets (based on the fair market value thereof), or (B) more than 25% of the outstanding Company Common Stock or securities of the Company representing more than 25% of the voting power of the Company.

(vii)           “Contract” means any contract, note, bond, mortgage, indenture, deed of trust, license, lease, agreement, arrangement, commitment or other instrument or obligation, whether oral or written.

(viii)         “Derivative” means a derivative transaction within the coverage of Statement of Financial Accounting Standard No. 133, including any swap transaction, option, hedge, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transaction.

(ix)             “Environmental Law” means any Law relating to the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or any exposure to or release of, or the management of (including the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of any Hazardous Materials), in each case as in effect as of the date of this Agreement.

(x)                  “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

(xi)                  “good and defensible title” means such title that is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing, and operating producing or non-producing oil and gas properties in the geographical areas in which they are located, with knowledge of all of the facts and their legal bearing, would be willing to accept the same acting reasonably.

(xii)               “Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law, including any regulated pollutant or contaminant (including any constituent, raw material, product or by-product thereof), petroleum or natural gas hydrocarbons or any liquid or fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

(xiii)               “Hydrocarbons” means crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas) and other liquids or gaseous hydrocarbons or other substances (including minerals) produced or associated therewith.

(xiv)               “IT Assets” means the computers, software, servers, routers, hubs, switches, circuits, networks, data communications lines and all other information technology infrastructure and equipment of the Company and its Subsidiaries that are required in connection with the operation of the business of the Company and its Subsidiaries.

(xv)                 “Linn Party Intervening Event” means a material event, fact, circumstance, development or occurrence that is unknown to or by the Board of Directors of LinnCo or the Board of Directors of Linn, as applicable, as of the date of this Agreement (or if known, the magnitude or material consequences of which were not known or understood by the Board of Directors of LinnCo or the Board of Directors of Linn, as applicable, as of the date of this Agreement), which event, fact, circumstance, development, occurrence, magnitude or material consequences becomes known to or by the Board of Directors of LinnCo or the Board of Directors of Linn prior to obtaining the LinnCo Shareholder Approvals or the Linn Member Approval, as applicable; provided, however, (A) if the Linn Party Intervening Event relates to an event, fact, circumstance, development or occurrence involving a Linn Party, then such event, fact, circumstance, development or occurrence shall not constitute a Linn Party Intervening Event if such event, change, effect, development or occurrence: (i) generally affects the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world; or (ii) results from or arises out of (a) any changes or developments in the industries in which the Linn Parties or their respective Subsidiaries conduct business, (b) any changes or developments in prices for oil, natural gas or other commodities or for raw material inputs and end products, (c) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Linn Parties or any of their respective Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to the Mergers or any of the other transactions contemplated by this Agreement), or (d) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, and (B) if the Linn Party Intervening Event relates to an event, fact, circumstance, development or occurrence involving the Company, then such event, fact, circumstance, development or occurrence shall not constitute a Linn Party Intervening Event unless it has a Company Material Adverse Effect.

(xvi)               “Linn Party Material Adverse Effect” means an event, change, effect, development or occurrence that has had, or would be reasonably likely to have, a material adverse effect on the business, financial condition or continuing results of operations of either Linn and its Subsidiaries, taken as a whole, or LinnCo and its Subsidiaries, taken as a whole, other than any event, change, effect, development or occurrence resulting from or arising out of:  (1) changes in general economic, financial or other capital market conditions (including prevailing interest rates), (2) any changes or developments generally in the industries in which Linn or LinnCo or any of its Subsidiaries conducts its business, (3) the announcement or the existence of, compliance with or performance under, this Agreement or the Transactions, including the impact thereof on the relationships, contractual or otherwise, of Linn or LinnCo or any of their respective Subsidiaries with employees, labor unions, customers, suppliers or partners, and including any lawsuit, action or other proceeding with respect to any of the Transactions (provided, however, that the exceptions in this clause (3) shall not apply to any representation or warranty contained in Sections 4.2 or 4.15  (or any portion thereof) to the extent that the purpose of such representation or warranty (or portion thereof) is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement), (4) any taking of any action at the request of the Company;  (5) any changes or developments in prices for oil, natural gas or other commodities or for Linn’s or LinnCo’s raw material inputs and end products, (6) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, or market administrator, (7) any changes in GAAP or accounting standards or interpretations thereof, (8) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (9) any failure by Linn or LinnCo to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (9) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such failure has resulted in, or contributed to, a Linn Party Material Adverse Effect so long as it is not otherwise excluded by this definition) or (10) any changes in the share price or trading volume of the Linn Units or the LinnCo Common Shares or in Linn’s or LinnCo’s credit ratings (provided that the exception in this clause (10) shall not prevent or otherwise affect a determination that any event, change, effect, development or occurrence underlying such change has resulted in, or contributed to, a Linn Party Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to clauses (1), (2), (6), (7) and (8), to the extent disproportionately affecting Linn and its Subsidiaries, taken as a whole, or LinnCo and its Subsidiaries, taken as a whole, respectively, relative to other similarly situated companies in the industries in which Linn and its Subsidiaries operate or LinnCo and its Subsidiaries operate, respectively.

(xvii)             “Oil and Gas Contracts” means any of the following Contracts to which the applicable Person or any of its Subsidiaries is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, areas of mutual interest agreements, joint venture agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, divisions orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering and processing Contracts and agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, interests thereunder.

(xviii)           “Oil and Gas Interests” means (A) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working and leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, and other non-working interests and non-operating interests; (B) Hydrocarbons or revenues therefrom; (C) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in units with which the Oil and Gas Leases may have been pooled or united; (D) all Oil and Gas Contracts; (E) surface interests, fee interests, reversionary interests, reservations and concessions; (F) all easements, surface use agreements, rights of way, licenses and permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (G) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to clauses (A) and (C) above and the units created thereby which accrue or are attributable to the interests of the holder thereof; (H) all interests in machinery equipment (including Wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering Systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries, testing and monitoring equipment, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, and (I) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

(xix)               “Oil and Gas Leases” means all leases, subleases, licenses or other occupancy or similar agreements under which the Company or any of its Subsidiaries leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property which is material to the operation of the Company’s business.

(xx)                 “Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.

(xxi)               “Permitted Lien” means (A) any Lien for Taxes or governmental assessments, charges or claims of payment not yet delinquent, being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (B) vendors’, mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s, construction and other similar Liens arising or incurred in the ordinary course of business or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith or for which adequate accruals or reserves (based on good faith estimates of management) have been set aside for the payment thereof, (C) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building or similar restrictions, (D) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (E) Liens relating to intercompany borrowings among the Company and its wholly owned Subsidiaries, (F) Liens that are disclosed on the most recent consolidated balance sheet of the Company included in the Company SEC Documents or the notes thereto or securing liabilities reflected on such balance sheet, (G) Liens arising under or pursuant to the organizational documents of the Company or any of its Subsidiaries, (H) Liens resulting from any facts or circumstances relating to any of the Linn Parties or its affiliates or (I) other Liens that do not, individually or in the aggregate, materially impair the present use of the property encumbered thereby.

(xxii)             “Production Burden” means all royalty interests, overriding royalty interests, production payments, net profit interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

(xxiii)           “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

(xxiv)           “Systems” means the refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery and equipment that are owned by the Company or any of its Subsidiaries and used for the conduct of the business of the Company or any of its Subsidiaries as presently conducted.

(xxv)       “Tax” or “Taxes” means any and all federal, state, local or foreign taxes, imposts, levies, duties, fees or other assessments, including all net income, gross receipts, branch profits, capital, sales, use, ad valorem, value added, transfer, registration, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, disability, excise, severance, stamp, occupation, premium, windfall profits, environmental, real property, personal property, alternative, add-on minimum and estimated taxes, customs duties, and other taxes of any kind whatsoever, including any and all interest, penalties, additions to tax or additional amounts imposed by any Taxing Authority in connection with respect thereto, whether disputed or not.

(xxvi)           “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

(xxvii)         “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, or declaration of estimated Taxes (and including any amendments with respect thereto).

(xxviii)       “Units” means all pooled, communitized or unitized acreage that includes all or a part of any Oil and Gas Lease.

(xxix)           “Wells” means all oil and/or gas wells, whether producing, operating, shut-in or temporarily abandoned, located on an Oil and Gas Leases or Unit or otherwise associated with an Oil and Gas Interest of the applicable Person or any of its Subsidiaries, together with all oil, gas and mineral production from such well.

(xxx)             “Willful Breach” means a material breach, or failure to perform, that is the consequence of an act or omission of a Representative or a Subsidiary of the Company with the knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

BERRY PETROLEUM COMPANY

By:      /s/ Robert F. Heinemann

          Name:  Robert F. Heinemann
          Title:    President, Chief Executive Officer and
                       Director

BACCHUS HOLDCO, INC.

By:      /s/ Davis O. O'Connor

          Name:  Davis O. O'Connor
          Title:    President

 BACCHUS MERGER SUB, INC.

By:      /s/ Davis O. O'Connor

          Name:  Davis O. O'Connor
          Title:    President

LINNCO, LLC

By:       /s/ Mark Ellis

          Name:  Mark Ellis
          Title:    Chairman, President and Chief
                       Executive Officer

LINN ACQUISITION COMPANY, LLC

By:        /s/ Mark Ellis

          Name:  Mark Ellis
          Title:    Chairman, President and Chief
                       Executive Officer

[Signature Page to Agreement and Plan of Merger]

LINN ENERGY, LLC

By:        /s/ Mark Ellis

          Name:  Mark Ellis
          Title:    Chairman, President and Chief
                       Executive Officer

            [Signature Page to Agreement and Plan of Merger]

ANNEX A

CERTIFICATE OF FORMATION

OF

[BACCHUS], LLC

This Certificate of Formation, dated [ ˜ ], 2013, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.

1.                  Name.  The name of the limited liability company is:

[Bacchus], LLC

2.                  Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center
1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center
1209 Orange Street

Wilmington, Delaware 19801

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

                                                                        By:_____________________________

ANNEX B

LIMITED LIABILITY COMPANY AGREEMENT

OF

[BACCHUS], LLC

A Delaware Limited Liability Company

            This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of [Bacchus], LLC (the “Company”), dated as of [ ˜ ], 2013, is adopted, executed and agreed to by Bacchus HoldCo, Inc., a Delaware corporation and the sole member of the Company (the “Member”).

1.                  Formation.  The Company has been formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).  This Agreement shall be deemed to have become effective upon the formation of the Company.

2.                  Name.  The name of the Company is “[Bacchus], LLC”.

3.                  Term.   The Company shall have perpetual existence.

4.                  Purposes.  The purposes of the Company are to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

5.                  Sole Member.   The Member shall be the sole member of the Company.  The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided for in the Act.

6.                  Contributions.  The Member has made, or will make, an initial contribution to the capital of the Company in the amount of $1,000.00.  Without creating any rights in favor of any third party, the Member may, from time to time, make additional capital contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

7.                  Distributions.   The Member shall be entitled (a) to receive all distributions (including, without limitation, liquidating distributions) made by the Company, and (b) to enjoy all other rights, benefits and interests in the Company.

8.                  Taxes. The Member shall prepare and timely file (on behalf of the Company) all state and local tax returns, if any, required to be filed by the Company.

9.                  Management.

(a)        The management of the Company shall be exclusively vested in the Member, and the Company shall not have “managers,” as that term is used in the Act.  The powers of the

Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, which shall make all decisions and take all actions for the Company.

(b)               The Member may, from time to time, designate one or more persons to be officers or authorized representatives of the Company (each, an “Authorized Representative”) on such terms and conditions as the Member may determine.  Any Authorized Representative so designated shall have such title and authority and perform such duties as the Member may, from time to time, designate or as are normally associated with such office.  Any such Authorized Representative may be removed from their office with or without cause by a vote of the Member.

10.                  Exculpation and Indemnity.  Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, neither the Member nor the Authorized Representatives (individually a “Covered Person” and, collectively, the “Covered Persons”) shall be liable or accountable in damages or otherwise to the Company for any act or omission done or omitted by a Covered Person in good faith, unless such act or omission constitutes willful misconduct.  The Company shall indemnify each Covered Person to the fullest extent permitted by law against any loss, liability, damage, judgment, demand, claim, cost or expense incurred by or asserted against the Covered Person (including, without limitation, reasonable attorneys’ fees and disbursements incurred in the defense thereof) arising out of any act or omission of the Covered Person in connection with the Company, unless such act or omission constitutes bad faith, gross negligence or willful misconduct on the part of the Covered Person.

11.                  Dissolution.   The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Member may elect.  No other event will cause the Company to dissolve.

12.                  Governing Law.   This Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware (excluding its conflict-of-laws rules).

13.                  Amendments.   This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Member.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the Member of the Company, has caused this Agreement to be duly executed as of the date first set forth above.

MEMBER:

BACCHUS HOLDCO, Inc.

     By: ____________________________________

     Name:__________________________________

     Title:_________________________________

ANNEX C

FIRST AMENDMENT TO

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

LINNCO, LLC

 [ ˜ ],  2013

This FIRST AMENDMENT (this “First Amendment”) to the AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LINNCO, LLC, (the “Company”), dated as of October 17, 2012 (the “LLC Agreement”), is hereby executed as of [ ˜ ], 2013 by [ ˜ ] on behalf of the Company and its Members in accordance with Section 2.6 of the  LLC Agreement. Capitalized terms used but not defined herein have the meaning given to such terms in the LLC Agreement.

WHEREAS, Section 11.1(a) of the LLC Agreement provides that, unless otherwise provided in Section 11.1(b) with respect to certain amendments requiring approval of the holders of a majority of each of the Outstanding Voting Shares and the Outstanding Common Shares, voting as separate classes, or in Section 11.1(c) with respect to certain amendments to be adopted solely by the Board of Directors, the Board of Directors, with the approval of the holders of a majority of the Outstanding Voting Shares, may amend any of the terms of the LLC Agreement;

WHEREAS, acting in accordance with the foregoing, the Board of Directors has determined that the amendments set forth in this First Amendment are advisable and in the best interests of the Company and its Shareholders and has resolved to recommend the approval of this First Amendment by the holders of the Outstanding Voting Shares and the Outstanding Common Shares;

WHEREAS, Linn Energy, as the holder of all of the Outstanding Voting Shares, has approved this First Amendment by action without a meeting in accordance with Section 11.3(c) of the LLC Agreement; and

WHEREAS, in connection with that certain Agreement and Plan of Merger, dated as of February 20, 2013, by and among the Company, Linn Energy, Linn Acquisition Company, LLC, Berry Petroleum Company, Bacchus HoldCo, Inc. and Bacchus Merger Sub, Inc., the Company intends to seek the affirmative vote of the holders of a majority of the Outstanding Common Shares to approve the amendments set forth in this First Amendment (the “Common Shareholder Approval”);

NOW THEREFORE, the LLC Agreement is hereby amended as follows:

            Section 1.        Amendment.

(a)                Amendment to Section 2.4.  Section 2.4 of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

            “Section 2.4    Purpose.  The purpose and nature of the business to be conducted by the Company shall be to acquire, hold, transfer and otherwise dispose of, in accordance with this Agreement, Linn Units and any cash or other securities or property distributed to the Company in respect of its ownership of Linn Units, to exercise all the rights and powers conferred upon the Company as a holder of Linn Units, and to take any other action permitted by the Board of Directors.”

(b)                Amendment to Section 5.1.  Section 5.1 of the LLC Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

            “(b)      The total number of Common Shares that are issued by the Company and reflected as Outstanding on the books and records of the Company (including the Transfer Agent) shall at all times equal the number of Linn Units held by the Company; provided, that in any Subsequent Offering, the Board of Directors may elect, in its discretion, to purchase from Linn Energy a greater number of Linn Units than the number of Common Shares sold in such Subsequent Offering.  In connection with any offering and sale of Common Shares, whether public or private and including any Common Shares used as consideration in any acquisition by LinnCo (each such offering, a “Subsequent Offering”), by the Company, Linn Energy agrees to sell to the Company, and the Company shall purchase from Linn Energy, a number of Linn Units equal to or greater than the number of Common Shares sold in such Subsequent Offering.  The consideration to be paid by the Company for the Linn Units purchased in connection with the sale of Common Shares in any Subsequent Offering must be equal to or less than the proceeds received by the Company for the sale of Common Shares in the Subsequent Offering.  In addition, if the Company makes any award of Common Shares or Derivative Shares in connection with any Employee Benefit Plans, Linn Energy agrees to issue and sell to the Company upon the earlier of the issuance of any such Common Shares or the exercise or vesting of such Derivative Shares, a number of Linn Units equal to or greater than the number of Common Shares subject to such award, for such consideration, if any, received by the Company from the recipient of any such award.  Further, if the Company repurchases any of its Common Shares, Linn Energy agrees to purchase from the Company a number of Linn Units equal to the number of Common Shares repurchased by the Company for such consideration paid by the Company for the repurchased Common Shares, or take such other action as may be reasonable to maintain a one to one ratio of Common Shares to Linn Units.  For purposes of this Agreement, the term “proceeds” means (a) the net cash proceeds, after deducting underwriting discounts and commissions and any structuring fee, received by the Company in connection with a Subsequent Offering, if any, plus (b) the properties or other assets received by the Company in a Subsequent Offering, if any.”

(c)               Amendment to Section 7.3.  Section 7.3 of the LLC Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

            “(b)      Except as provided in Articles X, XII and XIV or in connection with a transaction pursuant to Section 5.1(b), the Company may not, and the Board of Directors may not, cause the Company to, sell, exchange or otherwise dispose of all or substantially all of the assets of the Company in a single transaction or a series of related transactions

(including by way of merger, consolidation or other combination) without the prior approval of holders of a majority of the Outstanding Common Shares and the prior approval of holders of a majority of the Outstanding Voting Shares, voting as separate classes.”

(d)                Amendment to Section 10.1.  Section 10.1 of the LLC Agreement is hereby amended by deleting clause (c) in its entirety and replacing it with the following:

            “(c)      the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company (other than in a transaction contemplated by Section 5.1(b) or in connection with a merger meeting the conditions of Section 12.6(c) of this Agreement);”

(e)               Amendment to Section 14.1.  Section 14.1 of the LLC Agreement is hereby amended by deleting clause (b) in its entirety and replacing it with the following:

            “(b)      except as contemplated by Section 5.1(b), sell, pledge or otherwise transfer any Linn Units;”

            Section 2.        Effect of Amendment.  Except as hereby amended, the LLC Agreement shall remain in full force and effect.

            Section 3.        Applicable Law.  This First Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflict of laws.

[Signature page follows]

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first above written.

By:
Name:
Title: